Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228862
Prospectus Supplement to Prospectus dated January 22, 2019
2,400,000 Shares

Common Stock

This is a public offering of shares of common stock of eHealth, Inc.
We are offering 2,400,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
Our common stock is listed on The NASDAQ Global Market under the symbol “EHTH.” On January 23, 2019, the last reported sale price of our common stock on The NASDAQ Global Market was $51.32 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 5 of the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.
Neither the Securities and Exchange Commission nor any state or provincial securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering price	$48.500	$116,400,000
Underwriting discounts and commissions(1)	$2.425	$5,820,000
Proceeds, before offering expenses, to eHealth, Inc.	$46.075	$110,580,000

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
We have granted the underwriters an option to purchase up to a maximum of 360,000 additional shares of common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. See “Underwriting” for more information.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about January 28, 2019.

RBC CAPITAL MARKETS	CREDIT SUISSE	EVERCORE ISI

CRAIG-HALLUM CAPITAL GROUP

Prospectus Supplement dated January 23, 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. This prospectus supplement has been prepared by us based on information we have obtained from sources we believe to be reliable. Summaries of documents contained in this prospectus supplement may not be complete and are qualified in their entirety by reference to such documents. Neither we nor the underwriters represent that the information herein is complete and neither we nor the underwriters has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering, including the merits and risks involved. You should consult your own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an investment in the common stock. Information in this prospectus supplement is not investment, legal, tax or business advice. This offering is being made on the basis of this prospectus supplement. Any decision to purchase securities in this offering must be based on the information contained in this prospectus supplement, including information incorporated by reference herein. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement constitute, or is to be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this

S - i

prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement and the accompanying prospectus, the terms “eHealth,” “the Company,” “we,” “us” and “our” refer to eHealth, Inc., and its subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
This prospectus supplement includes adjusted earnings before interest before interest, taxes, depreciation and amortization, or Adjusted EBITDA, which is a non-GAAP financial measure. We believe that the presentation of this non-GAAP financial measure provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. We also believe that the use of this non-GAAP financial measure provides consistency and comparability with our past financial reports and that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of our core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. We believe that this non-GAAP financial measure is useful to investors in their assessment of our operating performance.
This prospectus contains statistical data, estimates, and forecasts that are based on independent industry publications or reports or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, is subject to risks and uncertainties, and is subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

S - ii

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, as amended, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over on the SEC’s website at http://www.sec.gov. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.ehealth.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

FORWARD LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Our forward-looking statements include, but are not limited to, statements about:

•	our expectations relating to submitted and approved health insurance applications, membership and lifetime value of commissions;

•	our expectations relating to revenue, sources of revenue, cost of revenue, the collectability of our accounts receivable, operating expenses and profitability;

•	our expectations regarding our strategy and investments, including our acquisition of GoMedigap, and their impact to our operating results;

•	growth opportunities for our business;

•	our expectations regarding the impact of future and existing healthcare laws and regulations on our business;

•	our ability to enroll and plans relating to the enrollment of individuals and families into qualified health insurance plans through government health insurance exchanges;

•	our belief that the Internet will be a frequently utilized channel for researching and enrolling in health insurance plans;

•	the anticipated trends and market opportunity for Medicare and health insurance plans;

•	our execution during the Medicare annual enrollment period;

•	the scalability of our Medicare business;

•	our anticipated revenue including anticipated revenue from our Medicare segment, net income and adjusted EBITDA for the fourth quarter of 2018 and the year ended December 31, 2018;

•	submitted applications for Medicare products and individual and family plan products for the fourth quarter and year ended December 31, 2018;

•	our estimates regarding the constrained lifetime value of commissions per approved member;

•	our expectations regarding commission rates, payment rates, conversion rates, membership retention rates and membership acquisition costs;

•	our expectations regarding the supply and demand of individual and family health insurance, including short-term health insurance;

•	our expectations relating to the seasonality of our business;

•	our expectations relating to marketing and advertising expense and expected contributions from our marketing partner channel;

•	the timing of our receipt of commission and other payments;

•	our critical accounting policies and related estimates;

S - iii

•	our belief that cash generated from operations and our current cash and cash equivalents will be sufficient to fund operations for the next twelve months; future capital requirements;

•	expected competition from government-run health insurance exchanges and other sources;

•	political, legislative, regulatory and legal challenges;

•	the merits or potential impact of any lawsuits filed against us; and

•	other statements regarding our future operations, financial condition, prospects and business strategies.
These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including but not limited to: the impact of future and existing healthcare laws and regulations; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; the success of our sale of short-term health insurance and benefit packages; our ability to comply with Centers for Medicare & Medicaid Services guidance and its impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership and lifetime value of commissions; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumer satisfaction of our service; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes in commission rates; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; our ability to successfully make and integrate acquisitions; dependence on our operations in China; the restrictions in our debt obligations; changes in laws and regulations, including in connection with future and existing healthcare laws and regulations and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks and our ability to safeguard sensitive data; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.
The words “believe,” “may,” “might,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “predict,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus supplement and the accompanying prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

S - iv

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.
Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. You are advised to consult any additional disclosures we have made or will make in reports to the SEC on Forms 10-K, 10-Q and 8-K.

S - v

Prospectus Supplement Summary
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making a decision to invest in our common stock.
Company Overview
We are a leading health insurance marketplace with a technology and service platform that provides consumer engagement, education and enrollment solutions. Our platform integrates proprietary and third-party developed educational content regarding health insurance plans with decision support tools to aid consumers in what has traditionally been a confusing and opaque purchasing process and to help them obtain the optimal health insurance product that meets their individual health and economic needs. Our omni-channel consumer engagement platform enables consumers to use our services online, through interactive chat, or by telephone with a licensed insurance agent. We have created a marketplace that offers consumers a broad choice of insurance products that includes tens of thousands of Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug plans, individual and family health insurance and other ancillary health products from over 170 health insurance carriers. We strive to be a trusted partner to the consumer and are licensed to sell health insurance products in all fifty states and the District of Columbia.
Over the last three years, we have increasingly shifted our focus towards Medicare products and deemphasized individual and family health insurance products. This shift has enabled us to capitalize on (1) the strong demographic trends, with 10,000 people on average turning 65 every day for the next 11 years, driving a large and growing segment of the population eligible for Medicare across the United States, (2) the increasing proportion of the Medicare eligible population that is choosing commercial insurance solutions, and (3) the growing consumer demand for online tools to compare and enroll in Medicare insurance plans. The shift towards Medicare has enabled us to mitigate the impact on our business of the Affordable Care Act, which established competing government exchanges that offer certain non-Medicare, Affordable Care Act-compliant individual and family health insurance plans.
We operate our business in two segments: (1) Medicare, and (2) Individual, Family and Small Business. Our Medicare segment represents the majority of our business and constituted approximately 84% of our revenue in 2018, based on our preliminary estimates for our year end results. We derive the majority of our revenues from commission payments paid to us by health insurance carriers related to insurance plans that have been purchased by members who used our service. Our platform and services are free to the consumer, and we are not responsible for the payment of consumer health insurance claims. We estimate that our Medicare business generated revenue between $210 million to $211 million in 2018, which represents an increase of 47% to 48% over 2017. The number of Medicare plan applications submitted by consumers on our platform in 2018 grew 39% compared to 2017. The number of Individual & Family Plan submitted applications declined 56% in 2018 compared to 2017.
Our Competitive Strengths
Focus on the Consumer
We provide a consumer-centric engagement platform that offers a broad choice among products and insurance carriers for our customers to help them find the insurance solutions that best fit their specific needs. Our platform combines proprietary and third-party educational resources, vast product and carrier choices, plan recommendation tools, a user-friendly online interface and access to licensed and trained customer service agents. We offer tens of thousands of plans on our platform, in contrast to traditional brokers that typically offer plans from a limited number of carriers. As a result of our consumer focus, we expect to benefit from overall market growth regardless of market share gains or losses by individual health insurance carriers. We believe we are a trusted resource to consumers as evidenced by our industry-leading Net Promoter Score, or NPS, which measures the willingness of consumers to recommend our services to others, of 91 within our core Medicare business, as of June 2018.
Strong Relationships with Insurance Carriers
We have strong relationships with over 170 insurance carriers in the United States, including the top five Medicare Supplement carriers and the top 10 Medicare Advantage carriers, in each case as measured by the number of members, which covers members in all 50 states and all major markets where Medicare products are sold. These carriers value our strategic relationship, because we can help them accelerate growth in membership for them and, through our integrated technology platform, are able to provide valuable insights into consumer preferences to assist them in optimizing and marketing their plan offerings. Our omni-channel platform has generated Medicare enrollment growth at rates above market rates for the past several years.
Platform to Support Omni-Channel Engagement
Through a combination of online, mobile and contact center engagement, we enable consumers to research and enroll in health insurance at their convenience, from any location and at any time. Our consumers can move between online and telephonic environments depending on their preference and online proficiency. We believe that over time consumers will increasingly choose to engage with our platform online, which will require less call center support. In our core Medicare business, the percentage of online submitted applications in major medical Medicare products, including Medicare Advantage and Medicare Supplement plans, increased from 10% of total submitted applications in 2017 to an estimated 16% in 2018 (based on our preliminary year end 2018 results), which reduced customer acquisition costs for us and improved our profitability.
Sophisticated Decision Support Tools and Services
We have made significant technology investments to develop a sophisticated decision support and enrollment interface that is easy for our consumers to use. Our solution integrates vast amounts of data from over 170 carriers and tens of thousands of plans and facilitates a standardized objective comparison across the key relevant metrics important to consumers choosing a health insurance plan. These metrics inform consumers of plan differences including premiums, co-pays and deductibles, in-network coverage of physicians and hospitals, preferred pharmacies, prescription drug coverage and Medicare plans star ratings, among other things.
Effective Go-to-Market Capabilities
We employ a multi-channel customer acquisition strategy that includes digital marketing, direct-to-consumer marketing and strategic relationships. In digital marketing, we have achieved top organic search rankings for many of the most important search terms used when consumers search for health insurance. We also source leads to our platform through paid search advertising strategies, display advertising and an emerging social media presence. We have built significant experience in direct-to-consumer marketing through direct response television and direct mail marketing, and have decreased our reliance on third-party lead generation channels. For instance, the percentage of our submitted applications for Medicare Advantage and Medicare Supplement plans generated from direct channels including direct mail, television, search engine optimization, paid search advertising and other unattributed transactions has increased from 32% in the fourth quarter of 2016 to 71% in the fourth quarter of 2018. At the same time, the volume of Medicare Advantage and Medicare Supplement plan submitted applications generated through the purchase of customer leads from third-party lead generation sources, excluding strategic business development relationships, decreased from 48% in the fourth quarter of 2016 to 14% in the fourth quarter of 2018. We have also enhanced our marketing strategy by partnering with leading pharmacies, health systems, physician networks and insurance companies to expand our consumer reach and offer extensive tools such as quoting, online applications, a doctor finder tool that allows health plan searches by doctor and a prescription drug tool that allows health plan searches for prescription drug coverage that can be extended into application program interfaces for our carriers. We deploy predictive and real-time analytics to identify marketing leads. Effective deployment of our multi-channel marketing strategy has allowed us to significantly reduce our marketing costs per approved member and increase customer awareness of our platform. In 2017 and for the first nine months of 2018, our

Medicare variable marketing cost per approved Medicare member, which is a metric we track to measure our cost of customer acquisition, declined 9% and 19%, respectively, while we continued to grow the number of total approved members.
Our Market Opportunity
Medicare is a federal program that provides persons sixty-five years of age and over, and some persons under the age of sixty-five who meet certain conditions, with hospital and medical insurance benefits. Medicare beneficiaries choose between Medicare Fee-For-Service and Medicare Advantage plans. Medicare Fee-For-Service is a government plan where the consumer is responsible for select health care related payments with no limit on out-of-pocket expenses. To increase coverage, Medicare Fee-For-Service beneficiaries can purchase commercially offered Medicare Supplement plans. Medicare Advantage is an alternative to Medicare Fee-For-Service. The U.S. Centers for Medicare and Medicaid Services, or CMS, contracts with private health insurance carriers under Medicare Advantage and Medicare Part D prescription drug plans. Under these programs, the government pays insurers a fixed amount of money each year per enrollee to cover health care expenses rather than making payments directly to providers under Medicare Fee-For-Service. Medicare Advantage plans are required to cover the same services as Medicare Fee-For-Service and usually cover a variety of other health services and include a cap on out-of-pocket spending for the consumer. Medicare Advantage has also been recognized by CMS as an effective way to control medical costs and improve outcomes, resulting in a favorable regulatory and reimbursement environment for these plans.
In 2016, there were approximately 57 million Medicare beneficiaries according to the CMS and this number is expected to grow to 72 million by 2025, representing an annual growth rate of 3%. Due to the attractive benefits of Medicare Advantage, Medicare beneficiaries are increasingly choosing to enroll in these plans. In 2017, there are approximately 20 million Medicare Advantage members and this number is expected to grow to 28 million by 2025, representing an annual growth rate of 4%. CMS also forecasts Medicare Advantage enrollment to grow 11.5% in 2019.
Choosing a health insurance plan is an important decision for a consumer and can have significant financial and quality of care consequences. Historically, selecting health insurance has been a complex, time-consuming and paper-intensive process. Complexity and choice is increasing, as evidenced by the 14% growth in Medicare Advantage plans from 2,034 in 2017 to 2,317 in 2018. This complexity often makes it difficult for consumers to make an informed health insurance decision that meets their individual needs. Our internal studies also show that fewer than one in 10 Medicare Advantage or Medicare Part D prescription drug plan beneficiaries is on the optimal plan, based on their prescription drug needs.
The Internet’s convenient, information-rich and interactive nature offers the opportunity to provide consumers with more organized and transparent information, a broader choice of plans and a more efficient process than has typically been available from traditional health insurance distribution channels. As individuals age into Medicare, the online proficiency of the average beneficiary is increasing. We believe that the Internet is rapidly becoming a more important and frequently utilized channel for researching and enrolling in health insurance coverage, bringing transparency and simplifying the comparison process, similar to many other consumer-focused industries.
Commercial Medicare insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, are usually marketed and sold by insurance carriers through a combination of dedicated internal sales representatives and licensed independent brokers and agents who typically offer limited plan choice and a labor intensive, paper-based process for enrollment. Although CMS also offers plan information, comparison tools, call centers and basic online enrollment for Medicare Advantage and Medicare Part D prescription drug plans, it lacks the decision support capabilities to help consumers determine the optimal commercial Medicare insurance product based on price, health and lifestyle circumstances.
Individual and family products are typically purchased by consumers under 65 years of age that do not have coverage through their employer. Small business group health insurance addresses the health insurance needs of businesses with 100 or fewer employees, although we have chosen to focus on employer groups of 20 or fewer employees. Individual, family and small business health insurance has historically been sold by independent insurance agents and, to a lesser degree, directly by insurance companies. Many of these agents are self-employed or part of small agencies, and they typically service only their local communities. In addition, many of these agents sell health insurance from a limited number of insurance carriers (in some cases only one), resulting in a reduced selection of plans for the consumer.

Based on our average annual commission rates and the number of current insurance plan enrollees in each of our addressable markets, we estimate our total addressable market opportunity is approximately $25.3 billion as of December 2018, which consists of approximately $16.8 billion in our core Medicare business, approximately $4.2 billion in our individual and family business, and approximately $4.3 billion in our small business.
Our Growth Strategy
We believe our consumer engagement platform and approach to bringing value to consumers is unique in the health insurance market and creates significant opportunities for growth in our core Medicare business and in other areas of the health insurance market. We intend to pursue the following strategies to further advance our business.
Increase Medicare Membership and Commissions
We intend to enroll additional Medicare Advantage, Medicare Supplement, and Medicare Part D prescription drug plan members for our commercial carrier partners. In addition to capitalizing on the existing market opportunity, there is a significant unmet need represented by consumers that have insufficient coverage and a suboptimal plan. Market data indicates that as many as 40% of Medicare-eligible individuals do not purchase supplemental insurance coverage beyond Medicare benefits offered by the federal government even though they may benefit from doing so. Moreover, our internal studies indicate that fewer than one in 10 Medicare Advantage or Medicare Part D prescription drug plan beneficiaries is on the optimal plan, based on prescription drug needs. We believe that our platform of proprietary content, decision support tools and enrollment solutions and go-to-market strategies in direct-to-consumer and partner channels, can allow us to reach a large proportion of this underserved market and grow our membership and revenues more rapidly than the overall Medicare market.
Expand Consumer Relationship and Increase Policy Duration
We continually invest in our consumer engagement platform to add products and services that enhance user experience and build lasting relationships with our members. We believe adding products and services improves consumer engagement and increases our revenue opportunity. We also believe that increased consumer engagement and our active retention programs will increase policy duration. Higher retention rates will increase the lifetime value of our members, which would generate additional revenue and long-term cash flow.
Increase Online Enrollment to Improve Margins and Enhance Operating Leverage
We view our consumer engagement platform as unique in the Medicare market and as attractive to the growing number of Medicare beneficiaries who prefer to research, compare and purchase health insurance online. The percentage of members who submit applications for Medicare Advantage and Medicare Supplement products online through our platform has substantially increased from 10% in 2017 to 16% in 2018. We are able to scale growth more rapidly and at an incrementally lower cost basis though our online platform, which significantly reduces our reliance on and financial and managerial resources associated with our contact center operations. We have successfully reduced our variable marketing cost per approved Medicare member by 9% and 19% in 2017 and for the first nine months of 2018, respectively.
Expand Our Strategic Relationships
The value of our consumer engagement and enrollment solution platform allows us to work closely with strategic partners in the health care market to leverage their relationships with consumers. In 2018, we had strategic relationships with each of the top five retail pharmacies in the United States, with 20 leading hospital systems in the United States and with select financial and affinity marketing organizations to expand the availability of our platform to more consumers. Through greater data integration, co-branding and further investments to improve the customer experience with our platform, we believe that we can create significant value for each of our partners and further expand our partner relationships.

Selectively Grow our Consumer Engagement Platform Outside of the Medicare Market
Our current focus is to operate our individual and family plan business profitably and grow the small business portion of our business. We believe that our engagement, education and enrollment platform provides high-value solutions for consumers in these markets. To capitalize on our small business opportunity, we established a dedicated small business unit in 2016.
Acquire Capabilities that Leverage our Consumer Engagement Platform
We intend to pursue strategic relationships or acquisitions that expand our platform, provide additional capabilities or enable us to access adjacent markets within the broader health insurance and related customer facing segments of the healthcare industry. We acquired GoMedigap in January 2018 to help us expand our presence and engagement capabilities in the Medicare Supplement market.
Recent Developments
Three Months Ended December 31, 2018 and Fiscal Year Ended December 31, 2018 Preliminary Financial and Operating Results
We have provided a range, rather than a specific amount, for the preliminary financial results and key metrics presented below, primarily because our financial closing procedures for the year ended December 31, 2018 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates within the ranges as described below. This preliminary financial information has been prepared by management, and our independent accountants have not completed an audit or review of such financial information. There can be no assurance that our actual results for the periods presented herein will not differ from the preliminary ranges presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and is not necessarily indicative of the results to be achieved for any future periods.
Revenue for the fourth quarter of 2018 is expected to be in the range of $133.5 million to $135.5 million, which represents an increase of 61% to 63% over the fourth quarter of 2017. Medicare segment revenue for the fourth quarter is expected to be in the range of $121.0 million to $122.0 million, which represents an increase of 73% to 75% over the fourth quarter of 2017. For the year ended December 31, 2018, we anticipate revenue to be in the range of $250 million to $252 million, which represents an increase of 31% to 32% over 2017. Revenue from our Medicare segment for the full year 2018 is expected to be in the range of $210 million to $211 million, which represents an increase of 47% to 48% over 2017.
Submitted applications for all of our Medicare products grew 64% during the fourth quarter of 2018 compared to the fourth quarter of 2017. For the full year 2018, submitted Medicare applications grew 39% compared to the full year 2017. Of major Medicare applications submitted during the fourth quarter and the full year 2018 22% and 16%, respectively, were submitted online. Major Medicare plans include Medicare Advantage and Medicare Supplement plans.
Submitted applications for individual and family plans declined 45% during the fourth quarter of 2018 compared to the fourth quarter of 2017. For the full year 2018, submitted individual and family plan applications declined 56% compared to 2017. The decline in individual and family plan applications reflects continuing declines in the individual and family health insurance market as well as our decision to shift our marketing spend towards our Medicare segment.
GAAP
Net income for the fourth quarter of 2018 is expected to be in the range of $24.3 million to $27.3 million. For the year ended December 31, 2018, we anticipate net income (loss) to be in the range of $(1.5) million to $1.5 million. Net income for the year ended December 31, 2018 includes a non-cash charge of approximately $12 million related to an increase in fair value of the earnout liability assumed in connection with our acquisition of GoMedigap. The increase is driven primarily by our share price appreciation since the transaction closed in January of 2018. The share price appreciation has increased the value of the equity-based portion of the earnout consideration owed to the former holders of GoMedigap equity interests.

Non-GAAP
Adjusted EBITDA for the fourth quarter of 2018 is expected to be in the range of $51.7 million to $52.7 million. For the full year ended December 31, 2018, we anticipate Adjusted EBITDA to be in the range of $33.5 million to $34.5 million.
GAAP Reconciliations
Non-GAAP financial measures used in this prospectus supplement have limitations in that they do not reflect all of the revenue and costs associated with the operations of our business and do not reflect income tax as determined in accordance with GAAP. As a result, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, acquisition and restructuring costs, amortization/impairment of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income (loss).

In millions	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	Low	High	Low	High
Net income (loss)	$24.3	$27.3	$(1.5)	$1.5
Stock-based compensation	3.1	3.1	12.4	12.4
Depreciation and amortization expense	0.6	0.6	2.5	2.5
Acquisition and restructuring costs	0	0	1.9	1.9
Amortization/impairment of intangible assets	3.2	0.2	4.7	1.7
Change in fair value of earn out liability	6.0	6.0	12.3	12.3
Other income (expense), net	0.0	0.0	(0.8)	(0.8)
Provision (benefit) for income taxes	14.5	15.5	2.0	3.0
Adjusted EBITDA	$51.7	$52.7	$33.5	$34.5
The factors that are most likely to significantly determine our actual revenue, adjusted EBITDA and net income (loss) within those ranges include estimates and assumptions made by management used in preparing our consolidated financial statements as described in Note 1 - Summary of Business and Significant Accounting Policies in the Notes to Condensed Consolidated Financial Statements of our Quarterly Report on Form 10-Q for the period ended September 30, 2018, incorporated herein by reference.  In particular, we have not yet finalized the determination of our provision (benefit) for income taxes, the assessment of our amortization/impairment of intangible assets, and the estimate of the constrained lifetime value of commissions per approved member.
Constrained lifetime value of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. It is based on a number of assumptions, which include, but are not limited to, estimates of the conversion rates of approved members into paying members, forecasted member churn and forecasted commission amounts we expect to receive per approved member. These estimates and forecasts determine how much upfront revenue we recognize from a given approved application for a plan. These factors may result in varying values from period to period, and if our assumptions or forecasts about these factors are incorrect, it could lead to material amounts of revenue recognized improperly.  For additional information regarding the uncertainties related to our constrained lifetime value of commissions per approved member, please see the section titled “Risk Factors-Our operating results will be impacted by factors that impact our estimate of the constrained lifetime value of commissions per approved member.”
As of December 31, 2018, we had $5.0 million outstanding principal amount under our revolving credit facility, which was repaid in full in January 2019.

Risks Associated with Our Business
Our business and ability to execute our strategy are subject to many risks that you should be aware of before you buy our common stock. We describe these risks more fully in this prospectus supplement section captioned “Risk Factors” beginning on page S-11. These risks include, among others:

•	changes and developments in the health insurance industry or in the health insurance system in the United States as a result of health care reform could harm our business;

•	if we do not retain our existing members and enroll a large number of individuals and families into health insurance plans during enrollment periods, our business will be harmed;

•	if investments we make in enrollment periods do not result in a significant number of approved and paying members, our business, operating results and financial condition would be harmed;

•	our business may be harmed if we do not enroll subsidy-eligible individuals through government-run health insurance exchanges efficiently;

•	our business may be harmed if we lose our relationship with health insurance carriers or our relationship with health insurance carriers is modified;

•	if we are unable to safeguard the security and privacy of confidential data, including personal health information, our business will be harmed; and

•	if we fail to comply with the numerous federal and state laws and regulations that are applicable to the sale of health insurance, our business and operating results could be harmed.
Corporate Information
We were incorporated in the State of Delaware in November 1997. Our principal executive offices are located at 2625 Augustine Drive, Second Floor, Santa Clara, California 95054, and our telephone number is (650) 584-2700. Our website is www.ehealth.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.
eHealth and eHealthInsurance are registered trademarks of eHealth in the United States. This prospectus supplement and the documents incorporated by reference herein also include other registered and unregistered trademarks of eHealth and other persons.

The Offering

Common stock offered by us	2,400,000 shares (or 2,760,000 shares if the underwriters exercise their option to purchase additional shares from us in full).
Common Stock to be outstanding immediately after this offering	21,836,989 shares (or 22,196,989 shares if the underwriters exercise their option to purchase additional shares from us in full).
Use of proceeds

We expect to receive net proceeds from this offering of approximately
 $109.6 million (or approximately $126.2 million if the underwriters exercise their option to purchase additional shares from us in full) after deducting the underwriting discounts and commissions and our estimated offering expenses.
We expect to use the net proceeds from the sale of the common stock offered in this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in complementary or strategic businesses, products, services or technologies.  Our management team has in the past regularly reviewed acquisition and investment opportunities, and we expect to continue to do so in the future.  However, we do not have any agreements or commitments for any acquisitions or investments at this time. See “Use of Proceeds.”

NASDAQ Global Market Listing	Our common stock is listed on The NASDAQ Global Market under the symbol “EHTH.”
Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement, beginning on page 5 of the accompanying prospectus and beginning on page 58 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, which Reports are incorporated herein by reference.

Transfer agent and registrar	Computershare Trust Company, N.A
The number of shares of common stock to be outstanding immediately after this offering is based on 19,436,989 shares outstanding as of December 31, 2018 and excludes as of such date:

•	1,005,447 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2018 with a weighted average exercise price of $18.34 per share;

•	1,869,444 shares of common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2018;

•	500,857 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan (the “2014 Plan”) as of December 31, 2018; and

•	294,608 shares of common stock to be issued in 2019 as part of the earnout payment agreed to in connection with our acquisition of GoMedigap.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock from us.
Summary Consolidated Financial Data
We have derived the summary consolidated statement of operations data for the years ended December 31, 2015, December 31, 2016 and December 31, 2017, which have been adjusted to reflect the adoption of the Financial Accounting Standard Board’s Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers,” from our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. We have derived the summary consolidated balance sheet data as of September 30, 2018 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and results from interim periods are not necessarily indicative of results that may be expected for the entire year. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Current Report on Form 8-K filed with the SEC on December 17, 2018, which supersedes certain portions of our Annual Report on Form 10-K, each as incorporated by reference herein.

	Year Ended December 31,
	2015	2016	2017
Consolidated Statement of Operations Data:	(in thousands, except per share amounts)
Revenue:
Commission	$184,933	$177,234	$176,883
Other	18,414	16,090	13,823
Total revenue	203,347	193,324	190,706
Operating costs and expenses:
Cost of revenue	1,947	862	582
Marketing and advertising(1)	75,571	72,213	65,874
Customer care and enrollment(1)	43,159	48,718	59,183
Technology and content(1)	36,351	32,749	32,889
General and administrative(1)	30,239	35,216	39,969
Acquisition costs	0	0	621
Restructuring(1)	4,541	(297)	0
Amortization of intangible assets	1,153	1,040	1,040
Total operating costs and expenses	192,961	190,501	200,158
Income (loss) from operations	10,386	2,823	(9,452)
Other income net	1,285	1,149	1,182
Income (loss) before provision (benefit) for income taxes	11,671	3,972	(8,270)
Provision (benefit) for income taxes	7,707	3,668	(33,696)
Net income	$3,964	$304	$25,426
Net income per share:
Basic	$0.22	$0.02	$1.37
Diluted	$0.22	$0.02	$1.33
Weighted average number of shares used in per share amounts:
Basic	18,008	18,272	18,512
Diluted	18,086	18,314	19,047
Other Financial Information:
Adjusted EBITDA(2)	$27,230	$14,371	$4,740

(1)	Includes stock-based compensation as follows:

	Year Ended December 31,
	2015	2016	2017
Marketing and advertising	$1,950	$1,950	$1,950
Customer care and enrollment	477	497	418
Technology and content	1,728	1,836	1,410
General and administrative	2,734	3,696	6,833
Restructuring	113	0	0
Total	$7,002	$7,266	$9,694

(2)	The following table presents a reconciliation of net income to adjusted EBITDA:

	Year Ended December 31,
	2015	2016	2017
	(in thousands)
Net income	$3,964	$304	$25,426
Stock-based compensation	7,002	7,266	9,694
Depreciation and amortization expense	4,148	3,539	2,837
Acquisition and restructuring costs	4,541	(297)	621
Amortization of intangible assets	1,153	1,040	1,040
Other income (expense) net	(1,285)	(1,149)	(1,182)
Provision (benefit) for income taxes	7,707	3,668	(33,696)
Adjusted EBITDA	$27,230	$14,371	$4,740

As of September 30, 2018
Consolidated Balance Sheet Data (in thousands):
Cash and cash equivalents	$20,348
Working capital	89,961
Total assets	372,009
Deferred income taxes - non-current	32,410
Other non-current liabilities	2,316
Retained earnings	178,894
Total stockholders’ equity	$274,464

Risk Factors
Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below and in Part I, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Quarterly Report on Form 10-Q ended September 30, 2018 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or not believed by us to be material could also impact us.

Risks Related to Our Business
Changes and developments in the health insurance industry or in the health insurance system in the United States as a result of health care reform could harm our business.
Our business depends upon the private sector of the United States health insurance system, its relative role in financing health care delivery and health insurance carriers’ use of, and payment of commissions to, agents and brokers to market health insurance plans. In March 2010, the federal Patient Protection and Affordable Care Act and related amendments in the Health Care and Education Reconciliation Act were signed into law. These health care reform laws contain provisions that have and will continue to change the industry in which we operate in substantial ways. Among several other provisions, health care reform includes a mandate that individuals have qualifying health insurance or face a tax penalty, although the tax penalty is set at zero beginning in 2019; a mandate that certain employers offer their employees group health insurance coverage or face tax penalties; requirements relating to employer contribution to employee health coverage; prohibitions against insurance companies using pre-existing health conditions as a reason to deny an application for health insurance; prohibitions on rescission of health insurance; prohibitions on lifetime coverage limits; requirements for guaranteed renewability of health insurance plans; health insurance premium setting guidelines; limitations on deductibles and cost-sharing; medical loss ratio requirements that require each health insurance carrier to spend a certain percentage of their premium revenue on reimbursement for clinical services and activities that improve health care quality and, if they do not, to provide rebates to policyholders; minimum benefit levels for health insurance plans, including actuarial value standards and limitations on annual coverage limits; taxes and assessments on health insurance carriers; establishment of state and/or federal health insurance exchanges to facilitate access to, and the purchase of, health insurance; open enrollment periods for the purchase of individual and family health insurance; and subsidies and cost-sharing credits to make health insurance more affordable for those below certain income levels. The implementation of health care reform has increased, and could further increase, our competition in the individual and family health insurance market and reduce or eliminate the need for health insurance agents or demand for the health insurance for individuals and families that we sell; further decrease the number of health insurance plans that we sell as well as the number of health insurance carriers offering them; cause a further reduction in our membership and revenue; cause us to incur increased expense across our business and cause health insurance carriers to further reduce our commissions and other amounts they pay for our services or change our relationship with them in other ways, any of which could materially harm our business, operating results and financial condition. These and other impacts of health care reform caused a significant decline in our individual and family plan membership and ultimately resulted in our focusing more on our Medicare related health insurance business. In addition, various aspects of health care reform have caused and could continue to cause health insurance carriers to limit the type of health insurance plans we sell and the geographies in which we sell them, to reduce or eliminate the commissions we receive from them as a result of our sale of health insurance plans, to exit the business of selling individual and family and small business health insurance plans in particular jurisdictions or altogether, to eliminate certain categories of products or attempt to move members into new plans for which we receive lower or no commissions, any of which could materially harm our business, operating results and financial condition.
Under the Affordable Care Act, health insurance carriers offering coverage in the individual or small business health insurance market must ensure that such coverage meets certain actuarial value standards, includes certain minimum health benefits and is not subject to lifetime or, for most health insurance benefits, annual dollar amount coverage limits. Moreover, health insurance carriers cannot deny individuals health insurance for health reasons. For these and other reasons, the cost of individual and family health insurance has generally increased and many health insurance carriers suffered financial losses in their individual and family health insurance businesses. As a result, many health insurance carriers exited the individual and family health insurance business in part or altogether.  The number of individual and family health insurance plans offered on our website has been reduced, including states and many zip codes where we have no individual and family health insurance plans to offer. If these conditions persist, we anticipate that they will continue to decrease demand for the individual and family health insurance that we sell and harm our business, operating results and financial condition. In addition, if carriers determine to exit the individual and family health insurance market in a jurisdiction, our members on the plans offered by that carrier will lose their health insurance plans and will need to shop for and purchase individual and family health insurance from another health insurance carrier if they desire to maintain individual and family health insurance. These circumstances have resulted and could in the future result in decreased retention rates in our membership, a reduction in our commission revenue and otherwise harm our business, operating results and financial condition. Many health insurance carriers have increased premiums on the individual and family health insurance that they sell as a result of health care reform. As a result of premium inflation, we have experienced and could in the future experience decreased retention of our members and a reduction in demand for the individual and family health insurance that we sell, which could cause us to suffer a substantial reduction in our membership, and materially harm our business, operating results and financial condition. Moreover, compared to the increased cost of individual and family health insurance plans, government subsidies to purchase health insurance may not be sufficient enough to encourage individuals and families to purchase individual and family health insurance or incentivize our existing members to maintain their individual and family health insurance plans, which could contribute to a decline in our membership and materially harm our business, operating results and financial condition.
The Trump administration and Republican leadership in Congress have attempted on several occasions to repeal or amend the Affordable Care Act, but their efforts at doing so have largely failed. The Affordable Care Act contains a mandate requiring individuals to maintain health insurance plans that comply with the Affordable Care Act or face a tax penalty. As a part of the tax reform law that came into effect in December 2017, the tax penalty for violating the mandate was set at zero effective in 2019, essentially repealing it. The essential repeal of the individual mandate could cause individuals to determine not to purchase or maintain individual and family health insurance and could cause carriers to increase premiums, reduce commissions or exit the business of selling individual and family health insurance, any of which would adversely impact our business, operating results and financial condition.
In addition to eliminating the penalty for violating the individual mandate, the Trump administration issued an executive order in October 2017 that directed the executive branch of the government to consider proposing regulations and revising guidance to expand access to association health plans, expand the availability of short-term health insurance and increase the usability of health reimbursement arrangements. As a result of the executive order, new regulations were adopted in July and August 2018, respectively, that would facilitate association-based health insurance plans and promote the sale of more short-term health insurance. The regulations relating to short-term health insurance plans extend the initial duration of short-term health insurance from three months to less than one year and allow for short-term health insurance plans to be renewed as long as the total duration of the plan does not exceed thirty-six months. However, states have authority to impose their own laws and regulations over short-term health insurance plans sold in their markets and certain states have adopted or are contemplating regulations that would ban the sale of short-term health insurance, limit their duration and renewability, apply certain aspects of the Affordable Care Act to short-term health insurance or impose stronger disclosure requirements than the federal regulation. The expansion of the availability of short-term health insurance in many states may cause individuals and families to purchase short-term health insurance instead of individual and family health insurance, which could adversely impact our business, operating results and financial condition if any reduction in our sales of individual and family health insurance is not offset by increased revenue from sales of short-term health insurance. The regulations relating to association health plans allow small businesses, including sole proprietors and other self-employed individuals, to join industry or geographically-based associations and collectively purchase large group health insurance plans. Large group health insurance is not subject to many of the provisions of the Affordable Care Act, including the requirement that health insurance plans cover all of the essential health benefits defined under the Affordable Care Act. The goal of the new regulation is to create a new health insurance option for small businesses, sole proprietors and other self-employed individuals and to reduce the cost of insurance for these purchasers if they are association members. While the regulation could present new business opportunities for us, it also may reduce the size of the individual, family and small business health insurance markets that we are able to address, which would harm our business, operating results and financial condition. In light of the current state of the individual and family health insurance market, it appears likely that the Trump administration will continue to attempt to make changes to the Affordable Care Act and its implementing regulations. If the changes do not stabilize the individual and family health insurance market and encourage health insurance carriers to sell affordable individual and family health insurance, our individual and family health insurance business will continue to be adversely impacted.
In December 2018, a federal district court in Texas in Texas v. United States of America et al., determined that the individual mandate in the Affordable Care Act is unconstitutional, because it was not within Congress’s tax power or interstate commerce power. It also determined that the remaining provisions of the Affordable Care Act were inseverable and therefore invalid. The court, however, did not rule that the operation of the Affordable Care Act be enjoined, so the law continues to operate until determined otherwise by the court or an appellate court. If the Affordable Care Act were finally determined to be unconstitutional and no longer operated, it is unclear what impact it or its replacement would have on our business. However, it or its replacement could adversely impact our business, operating results and financial condition.
If we do not retain our existing members and enroll a large number of individuals and families into health insurance plans during enrollment periods, our business will be harmed.
Medicare Advantage and Medicare Part D prescription drug plans are required to be purchased during an annual enrollment period, subject to certain exceptions. As a result of health care reform, individual and family health insurance is required to be purchased during an open enrollment period. Our cash flows from operations depend in large part on the number of paying individual and family and Medicare-related health insurance members we are successful in retaining, including during the enrollment periods. Our revenue depends upon the number individual and family and Medicare-related health insurance members we acquire during the enrollment periods and the constrained lifetime value of commissions we expect to receive for selling the plans to the members we acquire, which is impacted by our member retention rates. We may not be successful in retaining or acquiring members for a number of reasons. If we are unsuccessful, our business, operating results and financial condition would be harmed. For example, we have experienced a decrease in our individual and family membership retention rates since the implementation of health care reform. We also experienced significantly lower individual and family health insurance application volumes during the last several open enrollment periods. These circumstances have significantly reduced our individual and family health insurance plan membership. An open enrollment period of limited duration in the individual and family health insurance market has contributed to, and may in the future contribute to, a reduction in our membership and revenue; an increase in our expenses, particularly during the open enrollment period; and otherwise may harm our business, operating results and financial condition.
It is difficult for the health insurance agents we employ and our systems and processes to handle the increased volume of health insurance transactions that occur in a short period of time during the health care reform annual open enrollment period and the Medicare annual enrollment period. We contract with outsourced call centers and hire additional employees on a temporary or seasonal basis in a limited period of time to address the expected increase in the volume of health insurance transactions during the Medicare annual enrollment period. We must ensure that our employee health insurance agents and the health insurance agent employees of outsourced call centers are timely licensed, trained and certified and have the appropriate authority to sell health insurance in a number of states and for a number of different health insurance carriers. We depend upon state departments of insurance, government exchanges and health insurance carriers for licensing, certification and appointment. If our ability to market and sell Medicare-related health insurance and individual and family health insurance is constrained during an enrollment period for any reason, such as technology failures, reduced allocation of resources, any inability to timely employ, license, train, certify and retain our employees and our contractors and their health insurance agents to sell health insurance, interruptions in the operation of our website or systems, or issues with government-run health insurance exchanges, we could acquire fewer members, suffer a reduction in our membership and our business, operating results and financial condition could be harmed. The Centers for Medicare and Medicaid Services, or CMS, reduced the length of the open enrollment period for individual and family health insurance so that it runs from November 1 to December 15, which could continue to amplify the risks we face as a result of open enrollment periods. Reduction in the amount of time we have to enroll individuals and families during the open enrollment period could result in a reduction in our membership and harm our business, operating results and financial condition.
If investments we make in enrollment periods do not result in a significant number of approved and paying members, our business, operating results and financial condition would be harmed.

In an attempt to attract and enroll a large number of individuals during the Medicare annual enrollment period and the health care reform open enrollment period, we may invest in areas of our business, including technology and content, customer care and enrollment, and marketing and advertising. We have in the past made investments in areas of our business in advance of enrollment periods that have not resulted in the results we expected when making those investments. Any investment we make in either the Medicare annual enrollment period or the health care reform open enrollment period may not result in a significant number of approved and paying members. If it does not, our business, operating results and financial condition would be harmed.
Our business may be harmed if we do not enroll subsidy-eligible individuals through government-run health insurance exchanges efficiently.

In order to offer the qualified health plans that individuals and families must purchase to receive Affordable Care Act subsidies, agents and brokers must meet certain conditions, such as receiving permission to do so from the applicable government health insurance exchange, entering into an agreement with the health insurance exchange, ensuring that the enrollment and subsidy application is completed through the health insurance exchange and complying with privacy, security and other standards, some of which contain requirements that are new to us. In the event Internet-based agents and brokers such as us use the Internet for completion of qualified health plan selection purposes, their websites are required to meet certain additional requirements. To the extent we enroll individuals and families into qualified health plans, we do so through the Federally Facilitated Marketplace, or FFM, which runs all or part of the health insurance exchange in 36 states. We have not focused on enrolling individuals into qualified health plans through exchanges in states that are operating their own health insurance exchanges. We may experience difficulty in satisfying the conditions and requirements to offer qualified health plans to our existing members and new potential members, and in getting them enrolled through the FFM. If we are not able to satisfy these conditions and requirements, or if we are not able to successfully adopt and maintain solutions that allow us to enroll large numbers of individuals and families in qualified plans over the Internet both during and outside of open enrollment periods, we will lose existing members and new members, and may incur additional expense, which would harm our business, operating results and financial condition. In addition, if we are not able to adopt or contract with and maintain solutions to integrate with government-run health insurance exchanges or if the health insurance exchange websites and other processes are unstable or not consumer friendly, efficient and compatible with the process we have adopted for enrolling individuals and families into qualified health plans through the exchanges, we would not be successful in retaining and acquiring members, and our business, operating results and financial condition would be harmed. The FFM may at any time cease allowing us to enroll individuals in qualified health plans or change the requirements for doing so. If it does so or if the FFM platform does not function properly, our ability to retain existing members and add new members could be negatively impacted, which would harm our business, operating results and financial condition.

CMS has broad authority over the requirements that must be met in order to enroll individuals into qualified health plans through the FFM. CMS directed us to alter our method of enrolling subsidy-eligible individuals into qualified health insurance plans beginning in February 2016. The change required us to cease using the online process we developed for enrolling individuals into qualified health plans through the FFM and use a prescribed FFM “double redirect” process that required that our customers visit the FFM website in the middle of purchasing health insurance to receive a subsidy eligibility determination. The FFM process resulted in a reduction in the rate at which individuals and families starting the application process for qualified health plans and subsidies became members and a reduction in our membership. If we are forced to use this process, we could continue to experience loss of existing members and new potential members and a reduction in our individual and family health insurance plan membership and commission revenue, which would harm our business, operating results and financial condition.

We have entered into agreements with CMS relating to our ability to enroll individuals in qualified health plans through the FFM. The agreements contain comprehensive privacy and security and other requirements. In order to be able to enroll individuals into qualified health plans, we also must satisfy several other regulatory requirements and comply with additional laws and regulations. In order to enroll individuals into qualified health plans online through the FFM, we must among other things, maintain our agreements with the FFM which need to be renewed every year; satisfy the requirements contained in the relevant agreements as well as applicable laws and regulations; maintain a compliant Internet platform incorporating those requirements; maintain qualified health plan information from health insurance carriers and CMS and incorporate it into our web platform; maintain a privacy and security program to conform to the privacy and security requirements of our agreement with CMS as well as applicable laws and regulations; and adopt and maintain solutions that integrate with the FFM (or contract with others that do so) so that information may be passed to and from us relating to enrollment in qualified health plans and subsidy eligibility.  If we do not comply with applicable laws, regulations and requirements, our ability to enroll individuals into qualified health plans through the FFM could be terminated, and we may be required to pay significant monetary penalties, either of which would harm our business operating results and financial condition.

CMS issued guidance in May 2017 that made it possible for us to implement a process for subsidy-eligible individuals to enroll into qualified health insurance plans and apply for advanced payment of premium tax credits through the FFM without leaving our website. CMS abandoned the improved process for the qualified health plan open enrollment period that occurred in 2018 for 2019 coverage in favor of another process that allows qualified entities to access the database of information relating to health plans and subsidy eligibility through an application programming interface.

CMS indicated that entities must satisfy numerous additional privacy and security requirements to be able to use the new 2018 process for 2019 coverage. We entered into an agreement to outsource certain aspects of the qualified health plan online enrollment process to a third party in light of the expense and burden associated with the additional requirements, and the entity was not successful in passing the required audit to use this new process. As a result, we were required to use the “double redirect” process to enroll individuals and families into qualified health plans during the recently completed open enrollment period. If we do not satisfy the requirements to use the improved qualified health plan enrollment process in the future, or we are unsuccessful in entering into a relationship with a third party who is approved to use the process, we could be required to continue to use the "double redirect" process for qualified health plan enrollment, which would result in our experiencing a reduction in our individual and family health insurance plan membership and revenue and harm our business, operating results and financial condition. In addition, if any third party we contract with to perform certain aspects of the qualified health plan selection and enrollment process has a poor consumer experience or otherwise experiences technical or other difficulties, we could experience a reduction in our individual and family health insurance plan membership and revenue and our business, operating results and financial condition could be harmed.
If we do not successfully compete with government-run health insurance exchanges, our business may be harmed.

We compete with government-run health insurance exchanges, among others, with respect to our sale of Medicare-related and individual and family health insurance. The federal government operates a website where Medicare beneficiaries can shop for and purchase Medicare Advantage and Medicare Part D Prescription Drug plans. CMS has begun making improvements to the consumer experience on this website and proposals exist for it to continue to do so. Medicare beneficiaries can also obtain plan selection assistance from the federal government in connection with their purchase of a Medicare Advantage and Medicare Part D Prescription Drug plan. The exchanges in the individual and family health insurance market created by the Affordable Care Act may elect whether or not we are able to enroll subsidy-eligible individuals in qualified health plans through them, and determine the manner in which we may do so. The Affordable Care Act exchanges have websites where individuals and small businesses can shop for and purchase health insurance, and they also have offline customer support and enrollment capabilities. Individuals who are eligible for government subsidies in the form of premium tax credits and cost sharing reductions must apply for their subsidy and purchase qualified health plans through a government exchange to receive their subsidy. In the aggregate, government exchanges have greater resources and greater public outreach capability than we do and they or the government agencies that run them may in the future impact the process we use to enroll individuals and families in a manner that results in a reduction in our membership. In addition, individuals who utilize our platform and services to apply for subsidies and health insurance through Affordable Care Act exchanges receive marketing and communications from the exchanges after they do so. In the event our existing members purchase health insurance directly through health insurance exchanges without using us as their health insurance agent, as a result of their being eligible for a subsidy or otherwise, we will no longer receive commission payments as a result of our sale of health insurance to them. Under regulations adopted as a part of health care reform under the Affordable Care Act, government-run health insurance exchanges are required to automatically re-enroll individuals and families into a qualified health insurance plan purchased through the exchange if the individuals or families do not take affirmative action, which may contribute to a reduction in our membership. Competitive pressure from government-run health insurance exchanges has resulted, and may in the future result, in our experiencing increased marketing costs, decreased traffic to our website, a reduction in our membership and revenue and may otherwise harm our business, operating results and financial condition.
Our operating results will be impacted by factors that impact our estimate of the constrained lifetime value of commissions per approved member.

Effective January 1, 2018, we adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) using the full retrospective method, which required us to revise our historical financial information to be consistent with the new standard. The adoption had a material impact on our consolidated financial statements. The most significant impact of the standard was on our commission revenue. We now recognize revenue for Medicare-related, individual and family and ancillary health insurance plan approved members based upon the total expected commissions we expect to receive over the life of the underlying polices, net of a constraint. We now recognize small business health insurance plan commission revenue at the time the application for the plan is approved by the carrier and when it renews each year thereafter, equal to the estimated commissions we expect to collect over the following 12-months. The constrained lifetime value for each product line is an estimate and is based on a number of assumptions, which include, but are not limited to, estimates of the conversion rates of approved members into paying members, forecasted member churn and forecasted commission amounts we expect to receive per approved member. These assumptions are based on historical trends and incorporate management’s judgment. Changes in our historical trends will result in changes to our constrained lifetime value estimates in future periods and therefore could adversely affect our revenue and financial results in those future periods. As a result, negative changes in the factors upon which we estimate constrained lifetime values, such as reduced conversion of approved members to paying members, increased member churn or a reduction in the lifetime commission amounts we expect to receive for selling the plan to a member or other changes outside our control, would harm our business, operating results and financial condition. In addition, if we ultimately receive commission payments that are less than the amount we estimated when we recognized commission revenue, we would need to write-off of the remaining commission receivable balance, which would harm our business, operating results, cash flows and financial condition. In addition, Topic 606 introduces new and significant disclosure requirements. Market practices surrounding the calculations and judgments underlying these disclosure obligations are still evolving. It is also possible that analysts and investors may misinterpret our disclosure required by Topic 606 or that our methods, estimates or disclosure may differ significantly from others, which could lead to inaccurate or unfavorable forecasts by analysts and investors.

The rate at which approved members become paying members is a significant factor in our estimation of constrained lifetime values. For example, during the first open enrollment period under the Affordable Care Act, we experienced a decline in the rate at which members approved for individual and family health insurance turned into paying members, which harmed our operating results. To the extent we experience a similar decline in the rate at which approved members turn into our paying members, our business, operating results, cash flows and financial condition would be harmed.

We receive commissions from health insurance carriers for health insurance plans sold through us. When one of these plans is canceled, or if we otherwise do not remain the agent on the policy, we no longer receive the related commission payment. Our estimate of constrained lifetime value is net of an estimated annual health insurance plan cancellation rate based on our historical experience by plan type.  As a result, an increase in our annual health insurance plan cancellation rate would harm our business, operating results, cash flows and financial condition.

Commission rates are a significant factor in our estimation of constrained lifetime values. The commission rates we receive are impacted by a variety of factors, including the particular health insurance plans chosen by our members, the carriers offering those plans, our members’ states of residence, the laws and regulations in those jurisdictions, the average premiums of plans purchased through us and health care reform. Our commission revenue per member has in the past decreased, and could in the future decrease, as a result of reductions in contractual commission rates, a change in the mix of carriers whose products we sell during a given period, and increased member churn, all of which are beyond our control and may occur on short notice. To the extent these and other factors cause our commission revenue per member to decline, our revenue may decline and our business, operating results cash flows and financial condition would be harmed. Given that Medicare-related and individual and family health insurance purchasing is concentrated during enrollment periods, we may experience a shift in the mix of Medicare-related and individual and family health insurance products selected by our members over a short period of time. Any reduction in our average commission revenue per member during the open enrollment period caused by such a shift or otherwise would harm our business, operating results, cash flows and financial condition.
Our business may be harmed if we lose our relationship with health insurance carriers or our relationship with health insurance carriers is modified.

We typically enter into contractual relationships with health insurance carriers that are non-exclusive and terminable on short notice by either party for any reason. In many cases, health insurance carriers also may amend the terms of our agreements unilaterally on short notice. Carriers may be unwilling to allow us to sell their existing or new health insurance plans, or desire to amend our agreements with them, for a variety of reasons, including for competitive or regulatory reasons, dissatisfaction with the economics of the members that we place with them or because they do not want to be associated with our brand. We may also terminate our relationship with health insurance carriers. In addition, many aspects of health care reform have caused, and may in the future cause, carriers to modify their relationship with us given the substantial changes in the industry in which we operate. Carriers may choose to exclude us from their most profitable or popular plans or may determine not to distribute health insurance plans in the Medicare, individual and family and small business markets in certain geographies or altogether. They may also determine not to offer their plans on our platform given that we also offer plans of their competitors. In the event we are not successful in gaining or maintaining the ability to sell Medicare, individual and family and qualified health insurance plans, if health insurance carriers pay us no commissions or reduced commissions in connection with the sale of these plans or if health insurance carriers change our relationship with them in other ways, we could lose a substantial number of existing and potential members and commissions, which would materially harm our business, operating results and financial condition. The termination of our relationship with a health insurance carrier by us or the health insurance carrier or the amendment of or change in our relationship with a carrier could reduce the variety of health insurance plans we offer, cause a loss of commission payments, cause a reduction in constrained lifetime values and adversely impact our ability to recognize revenue or have other adverse impacts, which could harm our business, operating results and financial condition. It also could adversely impact, or cause the termination of, commissions for past and future sales, which would materially harm our business, operating results and financial condition. Our business could also be harmed if in the future we fail to develop new carrier relationships and are unable to offer consumers a variety of health insurance plans in each jurisdiction.

Health insurance carriers can unilaterally amend the commission rates that they pay to us. Given the significant losses that carriers have sustained in connection with their sale of individual and family health insurance as a result of health care reform, many health insurance carriers with which we have a relationship, including large national health insurance carriers, reduced or eliminated our commissions for selling individual and family health insurance, and in a limited number of cases, our renewal commissions. As a result, we have experienced a meaningful reduction in our average commission rates for our aggregate individual and family health insurance plan membership. In addition, the reduction in contractual commission rates and these carriers’ desire to not sell individual and family health insurance has reduced the number of plans that we are able to offer on our websites, which has resulted in less consumer demand for the individual and family health insurance that we sell and a reduction in our membership. In the future and as a result of health care reform or for other reasons, an increasing number of health insurance carriers may decide to reduce our commissions, rely on their own internal distribution channels to sell their own plans, determine not to sell individual and family health insurance or otherwise limit or prohibit us from selling their plans on our ecommerce platforms. In addition to reducing commission rates, health insurance carriers may determine to exit the individual and family health insurance business in certain states or increase premiums to a significant degree, which could cause our members’ health insurance to be terminated or our members to purchase new health insurance or determine not to pay for health insurance at all. If we lose these members, our business, operating results and financial condition could be harmed. In addition, if the number of individual and family health insurance products that we are able to offer does not increase, we will continue to experience reduced demand for our services and a reduction in our membership, which would harm our, business, operating results and financial results.
Changes in our management and key employees could affect our business and financial results.

Our success is dependent upon our ability to attract and retain qualified personnel for all areas of our organization. We may not be successful in attracting and retaining personnel on a timely basis, on competitive terms or at all. If we are unable to attract and retain the necessary personnel, our business would be harmed. Our success depends upon the performance of our executive officers and key personnel. Our executive officers and employees can terminate their employment at any time. We have recently experienced significant changes in our senior management. David Francis, our former chief financial officer appointed in July 2016, most recently became our chief operating officer in January 2018. In June 2018, Derek Yung became our chief financial officer, allowing Mr. Francis to focus on his responsibilities as chief operating officer. In addition to these changes, other senior executive officers have left us, and we have hired additional senior executives, including Tim Hannan, chief marketing officer, Ian Kalin, chief technology officer, and David Nicklaus, senior vice president, sales and operations. The change in leadership we have experienced has been significant and has occurred over a short period of time. The transition and the departure of members of our senior management could result in further attrition in our senior management and key personnel and the significant change in leadership over a short period of time could harm our business, operating results and financial condition.

The loss of the services of any of our executive officers or key employees could harm our business. For example, we appoint a single designated writing agent with each insurance carrier. A small number of our employees act as writing agent and each employee that acts as writing agent does so for a number of carriers. Robert Hurley, our president, carrier and business development, is the writing agent in a large number of our carrier relationships. If we lose the service of our appointed writing agent, the duties of writing agent will need to be transitioned to other company personnel. Due to our national reach and the large number of carrier partners whose policies are purchased by our members, this transition may be difficult and requires a significant period of time to complete, particularly in the case of Mr. Hurley. If the transition is not successful or takes too long to complete, our agency relationship with particular insurance carriers may be terminated, our commission payments could be discontinued or delayed and, as a result, our business, operating results and financial condition would be harmed.
Our business may be harmed if we are not successful in executing on our strategic investments and initiatives.

In 2016 we conducted a strategic review of our business operations and examined potential areas of investment and strategic emphasis. As part of our strategy, we have determined to invest in initiatives to accelerate growth in our Medicare product sales, including Medicare Advantage and Medicare Supplement plans. We also plan to invest resources in efforts to grow our small business group insurance business and pursue cross-selling and adjacent revenue opportunities in our Medicare and small business group business. Further, we have introduced insurance benefit packages that may include a short-term health insurance product and other ancillary health insurance products, and we otherwise intend to invest in the sale of short-term health insurance. Pursuing and investing in these initiatives will require significant investments in marketing and advertising, technology and product offerings, and customer care and enrollment, among others. Our pursuit of and investment in these initiatives involves risks and uncertainties described elsewhere in this Risk Factors section, including the initiatives resulting in insufficient revenue to offset any expenses associated with these new investments, inadequate return of capital on our investments, legal and regulatory compliance risks, potential changes in laws and regulations and other issues that could cause us to fail to realize the anticipated benefits of our investments and incur unanticipated liabilities. Our pursuit of these strategic initiatives may not be successful. If we are not successful in executing on our business strategy, our future profitability would be negatively impacted and our business, operating results and financial condition would be harmed.
Significant consolidation in the health insurance industry could alter our relationships with carriers and harm our business and financial results.

The health insurance industry in the United States has experienced a substantial amount of consolidation, resulting in a decrease in the number of health insurance carriers. Consolidation in the health insurance industry could cause a loss of or changes in our relationship with carriers and reduction in our commission or other revenue, which could harm our business, operating results and financial condition. In the future, we may be forced to offer health insurance from a reduced number of insurance carriers or to derive a greater portion of our revenue from a more concentrated number of carriers as our business and the health insurance industry evolve. Revenue derived from carriers owned by UnitedHealthcare represented approximately 22% and 22% of our total revenue for the nine months ended September 30, 2017 and 2018, respectively. Revenue derived from Humana represented approximately 17% and 15% of our total revenue for the nine months ended September 30, 2017 and 2018, respectively. We have several agreements that govern our sale of health insurance plans with these health insurance carriers. They may be unilaterally amended or terminated by the carrier on short notice and the amendment or termination could adversely impact or cause the termination of the commission payments that we receive from these health insurance carriers, including commissions on plans that we have already sold, which could materially harm our business, operating results and financial condition. Our revenue could be adversely impacted if we are unable to maintain currently-existing levels of business with any of our significant health insurance carriers if we are unable to offset any loss of business with alternative health insurance carriers. We expect that a small number of health insurance carriers will account for a significant portion of our revenue for the foreseeable future and any impairment of our relationship with, or the material financial impairment of, these health insurance carriers could adversely affect our business.
Seasonality may cause fluctuations in our financial results.

The seasonality of our business is outside of our control. For example, prior to the last open enrollment period for individual and family health insurance coverage, the open enrollment period spanned portions of the fourth calendar quarter of the year and the first calendar quarter of the following year.  In the fourth quarter of 2017, the individual and family health insurance open enrollment period for coverage effective in 2018 began on November 1, 2017 and ended on December 15, 2017, which again changed the seasonality of our individual and family business. We expect the individual and family open enrollment period to continue to occur during this time frame and expect the number of approved members for individual and family health insurance to be higher in the fourth quarter compared to other quarters of the year as a result. The Medicare annual enrollment period occurs during the fourth quarter of each year, and we experience an increase in the number of submitted Medicare-related applications and Medicare plan related expense during the fourth quarter. A significant portion of our marketing and advertising expenses is driven by the number of health insurance applications submitted through us. Since our marketing and advertising costs are expensed and generally paid as incurred and commissions from approved members are paid to us over time, our operating cash flows could be adversely impacted by a substantial increase in marketing expense as a result of a higher volume of applications submitted during a quarter or positively impacted by a substantial decline in marketing expense as a result of lower volume of applications submitted during a quarter.

The seasonality of our business could change in the future due to other factors, including as a result of changes in timing of the Medicare or individual and family health plan annual open enrollment periods and changes in the laws and regulations that govern the sale of health insurance. We may not be able to timely adjust to changes in the seasonality of our business. If the timing of the open enrollment periods for Medicare-related health insurance or individual and family health insurance change, we may not be able to timely adapt to changes in customer demand. If we are not successful in responding to changes in the seasonality of our business, our business, operating results and financial condition could be harmed.
Our financial results will be adversely impacted if our membership does not grow or if we are unable to retain our existing members.

We receive commissions from health insurance carriers who pay to us for health insurance plans sold through us. When one of these plans is canceled, or if we otherwise do not remain the agent on the plan, we no longer receive the related commission payment. Our members may choose to discontinue their health insurance plans for a variety of reasons. Consumers may also purchase individual and family and Medicare-related health insurance plans directly from other sources, such as government-run health insurance exchanges, and we would not remain the agent on the policy and receive the related commission. Beginning January 1, 2019, Medicare Advantage plan enrollees may enroll in another Medicare Advantage plan or disenroll from their Medicare Advantage plan and return to original Medicare during the new Medicare Advantage open enrollment period that is scheduled to occur between January 1st and March 31st of each year. If the new members that we enroll during this Medicare Advantage open enrollment period do not offset any loss of existing Medicare Advantage members or if investments we make during this new Medicare Advantage open enrollment period do not result in a significant number of approved and paying Medicare Advantage members, our business, operating results and financial condition would be harmed. In addition, health insurance carriers have in the past and may in the future terminate health insurance plans purchased and held by our members. Any decrease in the amount of time we retain our members could adversely impact the lifetime value we use for purposes of recognizing revenue, which could harm our business, operating results and financial condition. Moreover, if we are not able to successfully retain existing members and limit member turnover, our cash flows from operations will be adversely impacted and our business, operating results and financial condition would be harmed. In addition, the Medicare-related commission rates that we receive may be higher in the first calendar year of a plan if the plan is the first Medicare-related plan issued to the member. The individual and family commission rates that we receive are typically higher in the first twelve months of a policy. After the first twelve months, they generally decline significantly. As a result, if we do not add a sufficient number of members to new plans, our cash flows will also be negatively impacted. If we experience higher member turnover than we estimated when we recognized commission revenue, we may not collect all of the related commission receivable, resulting in a write-off of the remaining commission receivable balance, which would harm our business, operating results, cash flows and financial condition.
The medical loss ratio requirements that are a part of health care reform may harm our business.

The Affordable Care Act contains provisions requiring health insurance carriers to maintain specified medical loss ratios. The medical loss ratio requirements for both individual and family and small business health insurance require health insurance companies to spend 80% of their premium revenue in each of their individual and small group health insurance businesses on reimbursement for clinical services and activities that improve health care quality. The medical loss ratio requirement for Medicare Advantage plans is 85%. If a health insurance carrier fails to meet medical loss ratio requirements, the health insurance carrier is required to rebate a portion of its premium revenue to its members to make up for the difference.

Carrier reaction to the individual and family medical loss ratio requirements was to significantly reduce the commissions we receive in connection with the sale of individual and family health insurance. Health insurance carriers may determine to reduce or further reduce our Medicare Advantage plan, individual and family, or small group commissions as a result of the medical loss ratio requirements or other aspects of health care reform, including any increased expenses in complying with or dealing with the impact of health care reform, which would harm our business, operating results and financial condition.
Our business may be harmed if we lose our relationship with health insurance carriers whose Medicare-related health insurance products we sell or if our relationship with those carriers changes.

Our Medicare plan-related revenue is concentrated in a small number of health insurance carriers. The success of our Medicare-related health insurance business depends upon our ability to enter into new and maintain existing relationships with health insurance carriers on favorable economic terms. The concentration of our Medicare plan sales in a limited number of health insurance carriers makes us vulnerable to changes in carrier commission rates and changes in the competitiveness of our carriers’ Medicare products. If our Medicare carriers reduce our commission rates, reduce the amount they pay us for advertising services, or the competitiveness of their products declines compared to original Medicare or the products of Medicare carriers with which we do not have a relationship, our business, operating results and financial condition would be harmed.

In addition, we may temporarily or permanently lose the ability to market and sell Medicare plans for our Medicare plan carriers. The regulations for selling health insurance is complex and frequently changes. We or the health insurance agents we employ have in the past, and may in the future, violate one or more of the many requirements imposed by CMS. A carrier may terminate our relationship for that or other reasons, or CMS may penalize health insurance carriers for certain regulatory violations by suspending or terminating the carrier's ability to market and sell Medicare plans for significant periods of time. CMS also may require the carrier to terminate its membership and allow its members to move to other plans. Given the concentration of our Medicare plan sales in a small number of carriers, if we lose a relationship with a health insurance carrier to market their Medicare plans temporarily or permanently or if the health insurance carrier loses its Medicare product membership, our business, operating results and financial condition would be harmed. The agreements that we have with health insurance carriers to sell Medicare plans may be unilaterally amended or terminated by the carrier on short notice and the amendment or termination could adversely impact, or cause the termination of, the commission payments that we receive for selling their Medicare plans, including commissions on plans that we have already sold, which could materially harm our business operating results and financial condition.
Our business may be harmed if we do not market Medicare plans effectively or if our websites and marketing materials are not timely approved or do not comply with legal requirements.

Health insurance carriers whose Medicare plans we sell approve our websites, much of our marketing material and our call center scripts. We must receive these approvals in order for us to be able to generate Medicare plan demand and sell Medicare plans to Medicare-eligible individuals as a health insurance agent. Many of these materials also must be filed with CMS. In the event that CMS or a health insurance carrier requires change to, disapproves, or delays approval of our websites, our marketing material or call center scripts, we could lose a significant source of Medicare plan demand and our ability to sell Medicare plans would be adversely impacted, which would harm our business, operating results and financial condition. The rules and regulations relating to the approval and submission of marketing material are ambiguous and complex and state department of insurance or CMS may determine that certain aspects of our marketing material and processes are not in compliance with legal requirements. The CMS rules and regulations also apply to marketing material of our marketing partners. If we are not successful in timely submitting these marketing materials to health insurance carriers for approval, in gaining that approval and in filing all required marketing material with CMS, we could be prevented from implementing our Medicare marketing initiatives and our Medicare plan marketing could become less effective, which would harm our business, operating results and financial condition, particularly if the delay or non-compliance occurred during the Medicare annual enrollment period. If a marketing partner of ours does not consent to having its website or other marketing material filed with CMS, does not make changes required by carriers or CMS or does not comply with the CMS marketing guidelines or other Medicare program related laws, rules and regulations, we may lose the ability to receive referrals of individuals interested in purchasing Medicare plans from that marketing partner or our ability to receive referrals could be delayed and our business, operating results and financial condition would be harmed.

If we or our marketing partners substantively change our websites or call center scripts after they are filed with CMS, we may need to resubmit them to health insurance carriers and have them re-filed with CMS. We are not permitted to make CMS filings ourselves. Given the review cycles our scripts, websites and other marketing material undergo, it is very difficult and time consuming to make changes to them, and our inability to timely make changes to these marketing materials, whether to comply with new rules and regulations or otherwise could adversely impact our ability to sell Medicare plans, which could adversely impact our business, operating results and financial condition. In addition, if a change to scripts or websites is required by CMS or health insurance carriers, we may be prevented from using the marketing material until the change is made and approved, which would harm our business, operating results, and financial condition, particularly if it occurred during the annual enrollment period.
Our ability to sell Medicare-related health insurance plans as a health insurance agent depends upon our ability to timely hire, train and retain licensed health insurance agents for our customer care center.

In addition to our websites, we rely upon our customer care centers and, during the Medicare annual enrollment period, outsourced call centers to sell Medicare plans. The success of our customer care center operations is largely dependent on licensed health insurance agents and other employees. In order to sell Medicare-related health insurance plans, our health insurance agent employees and employees of third-party call centers must be licensed by the states in which they are selling plans and certified and appointed with the health insurance carrier that offers the plans in each applicable state. Because a significant number of Medicare plans are sold in the fourth quarter each year during the Medicare annual enrollment period, we retain and train a significant number of additional employees and employees of third-party call centers on a temporary or seasonal basis in a limited period of time.  We must also ensure that our health insurance agents are timely licensed in a significant number of states and certified and appointed with the health insurance carriers whose products we sell. We depend upon state departments of insurance and health insurance carriers for the licensing, certification and appointment of our health insurance agents. We may not be successful in timely hiring a sufficient number of additional licensed agents or other employees for the Medicare annual enrollment period. We also may not be successful in engaging outsourced call centers, and the outsourced call centers may not be successful in engaging a sufficient number of licensed health insurance agents. Even if we and our outsourced call centers are successful, these health insurance agents may experience delays in obtaining health insurance licenses and certifications and health insurance carrier appointments with our health insurance carrier partners. These temporary or seasonal health insurance agents may not perform to the standard we expect of them, which could result in lower than expected conversion rates and revenue and higher costs of acquisition per member. If we and our outsourced call centers are not successful in these regards, our ability to sell Medicare-related health insurance plans will be impaired during the annual enrollment period, which would harm our business, operating results and financial condition.

Our ability to sell Medicare-related health insurance plans as a health insurance agent depends upon maintenance of functioning information technology systems.

The success of our Medicare plan customer care center operations is dependent upon information technology systems. The vast majority of our Medicare plan members utilize our customer care center in connection with their purchase of a Medicare plan.  CMS rules require that our health insurance agent employees utilize CMS-approved scripts in connection with the sale of Medicare plans and that we record and maintain the recording of telephonic interactions relating to the sale of Medicare plans. We rely on telephone, call recording, customer relationship management and other systems and technology in our Medicare customer care center operations, and we are dependent upon third parties for some of them, including our telephone and call recording systems.  These systems have failed temporarily in the past. The effectiveness and stability of our Medicare customer care center systems and technology are critical to our ability to sell Medicare plans, particularly during the Medicare annual enrollment period, and the failure or interruption of any of these systems and technology or any inability to handle increased volume during the annual enrollment period would harm our business, operating results and financial condition.

Our success in selling Medicare-related health insurance will depend upon a number of factors some of which are outside of our control.

We determined to enter into the Medicare plan market, because we believe the number of individuals becoming eligible for Medicare is increasing and these individuals are increasingly using the Internet to shop for health insurance plans. We also believe that, on average, member retention rates and the commissions that health insurance carriers pay in connection with the sale of Medicare plans compare favorably to the member retention rates and commissions we receive in connection with our sale of individual and family health insurance. Should we prove to be wrong, or should these circumstances reverse, our success in marketing Medicare plans would be materially and adversely impacted, which could harm our business, operating results and financial condition. For instance, CMS has in the past determined to reduce the payments it makes to health insurance carriers in connection with the sale of Medicare Advantage plans and it may do so again in the future. These reductions have caused, and could in the future cause, the cost of Medicare Advantage plans to increase or the benefits under Medicare Advantage plans to decrease, either of which would impair our ability to sell Medicare Advantage plans and our business, operating results and financial condition could be harmed. They also may cause health insurance carriers to reduce our compensation, which would harm our business, operating results and financial condition.

The majority of our Medicare-related health insurance plan sales occur over the telephone. Telephone sales of Medicare related health insurance require a licensed health insurance agent to complete and are time consuming compared to sales over the Internet. Given the resources required in connection with telephonic Medicare related health insurance sales, it may prove difficult for us to continue to grow our Medicare-related health insurance sales compared to prior periods. Even if we are able to grow those sales, it may be expensive to add the additional resources necessary for the growth. If we are not able to scalably grow our Medicare related health insurance sales over the Internet or in other ways that require fewer resources, our business, operating results and financial condition would be harmed.

Our success in the Medicare plan market as a health insurance agent will also depend upon a number of additional factors, including:

•
our ability to continue to adapt our ecommerce platforms to market Medicare plans, including our development or acquisition of marketing tools and features important in the sale of Medicare plans online and the effective modification of our user experience;

•
our success in marketing to Medicare-eligible individuals, including television advertising and direct mail marketing, and in entering into marketing partner relationships to drive Medicare-eligible individuals to our ecommerce platforms on a cost-effective basis;

•	our effectiveness in entering into and maintaining relationships with marketing partners that refer Medicare-eligible individuals to us;

•	our ability to hire and retain additional employees with experience in Medicare, including our ability to timely implement Medicare sales expertise into our customer care centers;

•
our ability to implement and maintain an effective information technology infrastructure for the sale of Medicare plans, including the infrastructure and systems that support our websites, call centers and call recording;

•	our ability to leverage technology in order to sell, and otherwise become more efficient at selling, Medicare-related plans over the telephone;

•
our ability to comply with the numerous, complex and changing laws and regulations and CMS guidelines relating to the marketing and sale of Medicare plans, including continuing to conform our online and offline sales processes to those laws and regulations; and

•	the effectiveness with which our competitors market the availability of Medicare plans from sources other than our ecommerce platforms.

As a result of these factors, we may prove unsuccessful in marketing Medicare plans and acting as a health insurance agent in connection with their sale, which would harm our business, operating results and financial condition. In addition, if our efforts to market Medicare plans during any annual enrollment period were impeded due to lack of health insurance carrier or CMS approval, or for other reasons, the impact on our business, operating results and financial condition would be significantly greater given the seasonality of our Medicare-related revenues, membership acquisition and expenses and the fact that much of the sales of Medicare plans occur during this period.

The marketing and sale of Medicare plans are subject to numerous, complex and frequently changing laws and regulations, and non-compliance or changes in laws and regulations could harm our business, operating results and financial condition.

The marketing and sale of Medicare plans are subject to numerous laws, regulations and guidelines at the federal and state level. The marketing and sale of Medicare Advantage and Medicare Part D prescription drug plans are principally regulated by CMS. The marketing and sale of Medicare Supplement plans are principally regulated on a state-by-state basis by state departments of insurance. The laws and regulations applicable to the marketing and sale of Medicare plans are numerous, ambiguous and complex, and, particularly with respect to regulations and guidance issued by CMS for Medicare Advantage and

Medicare Part D prescription drug plans, change frequently. The telephone calls on which we enroll individuals into Medicare Advantage and Medicare Part D prescription drug plans are required to be recorded. Health insurance carriers audit these recordings for compliance and listen to them in connection with their investigation of complaints. In addition, Medicare eligible individuals may receive a special election period and the ability to change Medicare Advantage and Part D prescription drug plans outside the Medicare annual enrollment period in the event the sale of the plan was not in accordance with CMS rules and guidelines. Given CMS’s scrutiny of Medicare product health insurance carriers and the responsibility of the health insurance carriers for actions that we take, health insurance carriers may terminate our relationship with them or take other corrective action if our Medicare product sales, marketing and operations are not in compliance or give rise to too many complaints. The termination of our relationship with health insurance carriers for this reason would reduce the products we are able to offer, result in the loss of commissions for past and future sales and would otherwise harm our business, operating results and financial condition.

As a result of the laws, regulations and guidelines relating to the sale of Medicare plans, we have altered, and likely will have to continue to alter, our websites and sales process to comply with several requirements that are not applicable to our sale of non-Medicare-related health insurance plans. For instance, many aspects of our online platforms and our marketing material and processes, as well as changes to these platforms, materials and processes, including call center scripts, must be filed on a regular basis with CMS and reviewed and approved by health insurance carriers in light of CMS requirements. In addition, certain aspects of our Medicare plan marketing partner relationships have been in the past, and will be in the future, subjected to CMS and health insurance carrier review. Changes to the laws, regulations and guidelines relating to Medicare plans, their interpretation or the manner in which they are enforced could be incompatible with these relationships, our platforms or our sale of Medicare plans, which could harm our business, operating results and financial condition.

Due to changes in CMS guidance or enforcement or interpretation of existing guidance applicable to our marketing and sale of Medicare products, or as a result of new laws, regulations and guidelines, CMS, state departments of insurance or health insurance carriers may determine to object to or not to approve aspects of our online platforms or marketing material and processes and may determine that certain existing aspects of our Medicare-related business are not in compliance. As a result, the progress of our Medicare operations could be slowed or we could be prevented from operating aspects of our Medicare revenue generating activities altogether, which would harm our business, operating results and financial condition, particularly if it occurred during the Medicare annual enrollment period.

CMS has in the past adopted rules relating to the timing and nature of the compensation of agents in connection with the sale of Medicare Advantage and Medicare Part D prescription drug plans. The effect of these rules was to reduce our compensation as a health insurance agent in connection with the sale of these plans or had other adverse consequences. In the event CMS adopts regulations that have the effect of reducing the compensation that we receive in connection with the sale of Medicare Advantage and Medicare Part D prescription drug plans, our business, operating results and financial condition would be harmed. In the event the actions of the federal government, state governments or other circumstances decrease the demand for the Medicare related health insurance that we sell, or result in a reduction in the amount paid to us or impact the timing of our revenue recognition in connection with the sale of these plans, our business, operating results and financial condition could be harmed.

We may be unsuccessful in competing effectively against current and future competitors.

The market for selling health insurance plans is highly competitive. We compete with entities and individuals that offer and sell health insurance plans utilizing traditional distribution channels as well as the Internet. Our competitors include local insurance agents across the United States who sell health insurance plans in their communities. There also are a number of companies that operate websites, provide an online shopping experience for consumers interested in purchasing health insurance and act as a health insurance agent in connection with that purchase. Some local agents also use Internet advertising and “lead aggregator” services that use the Internet to find consumers interested in purchasing health insurance and are compensated for referring those consumers to health insurance agents or carriers. Many health insurance carriers also directly market and sell their plans to consumers through call centers, Internet advertising and their own websites. Although we offer health insurance plans for many of these carriers, they also compete with us by offering their plans directly to consumers. In connection with our marketing of Medicare plans, we compete with the original Medicare program. CMS also offers plan information, comparison tools, call centers and online enrollment for Medicare Advantage and Medicare Part D prescription drug plans. We compete with the FFM and state health insurance exchanges implemented as a result of health care reform in marketing individual and family health insurance products. Health care reform also has resulted in health insurance plan cost and benefit data being more readily accessible, which has facilitated additional competition.

To remain competitive against our current and future competitors, we will need to market our services effectively and continue to improve the online shopping experience and functionalities of our website and other platforms that our current and future customers may access to purchase health insurance products from us. If we cannot predict, develop and deliver the right shopping experience and functionality in a timely and cost-effective manner, or if we are not effective in cost-effectively driving a substantial number of consumers interested in purchasing health insurance to our website and customer care centers, we may not be able to compete successfully against our current or future competitors and our business, operating results and financial condition may be adversely affected.

Some of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, technical, marketing and other resources than we do. As compared to us, our current and future competitors may be able to:

•	undertake more extensive marketing campaigns for their brands and services;

•	devote more resources to website and systems development and other aspects of their operations to comply with applicable laws, regulations and rules;

•	negotiate more favorable commission rates and commission override payments; and

•	make more attractive offers to potential employees, marketing partners and third-party service providers.

In addition, CMS has the ability to regulate our marketing and sale of Medicare Advantage and Medicare Part D prescription drug plans, and government-run health insurance exchanges, including CMS with respect to the FFM, have the ability to regulate our marketing and sale of qualified health plans under health care reform.  CMS and the exchanges could impact the commissions we receive in connection with the sale of these plans and impose other restrictions and limitations that make it difficult for us to sell them.    Competitive pressures may result in our experiencing increased marketing costs, decreased traffic to our website and loss of market share, or may otherwise harm our business, operating results and financial condition.

If we are not successful in cost-effectively converting visitors to our website and customer call centers into members for which we receive commissions, our business and operating results would be harmed.

Our growth depends in large part upon growth in approved members in a given period. The rate at which consumers visiting our ecommerce platform and customer care centers seeking to purchase health insurance are converted into approved members directly impacts our revenue. In addition, the rate at which consumers who are approved become paying members impacts the lifetime value of our approved members, which impacts the revenue that we are able to recognize. A number of factors have influenced, and could in the future influence, these conversion rates for any given period, some of which are outside of our control. These factors include:

•
changes in consumer shopping behavior due to circumstances outside of our control, such as economic conditions, consumers’ ability or willingness to pay for health insurance, availability of unemployment benefits or proposed or enacted legislative or regulatory changes impacting our business, including health care reform;

•	the quality of and changes to the consumer experience on our ecommerce platform or with our customer care center;

•	regulatory requirements, including those that make the experience on our online platforms cumbersome or difficult to navigate;

•	the variety, competitiveness and affordability of the health insurance plans that we offer;

•	system failures or interruptions in the operation of our ecommerce platform or call center operations;

•	changes in the mix of consumers who are referred to us through our direct, marketing partner and online advertising member acquisition channels;

•	health insurance carriers offering the health insurance plans for which consumers have expressed interest, and the degree to which our technology is integrated with those carriers;

•
health insurance carrier guidelines applicable to applications submitted by consumers, the amount of time a carrier takes to make a decision on that application and the percentage of submitted applications approved by health insurance carriers; and

•	our ability to enroll subsidy-eligible individuals in qualified health plans through government-run health insurance exchanges and the efficacy of the process we are required to use to do so.

Our conversion rates can be impacted by changes in the mix of consumers referred to us through our member acquisition channels. We may make changes to our ecommerce platforms in response to regulatory requirements or undertake other initiatives in an attempt to improve consumer experience or for other reasons. These changes have in the past, and may in the future have the unintended consequence of adversely impacting our conversion rates. A decline in the percentage of consumers who submit health insurance applications on our ecommerce platforms or telephonically via our customer care centers and are converted into approved and paying members could cause an increase in our cost of acquiring members on a per member basis and impact our revenue in any given period. To the extent the rate at which we convert consumers visiting our ecommerce platforms or telephonically via our customer care centers into members suffers, our membership may decline, which would harm our business, operating results and financial condition.

Changes in the variety, quality and affordability of the health insurance plans that carriers offer on our ecommerce platforms could harm our business and operating results.

The demand for health insurance marketed through our ecommerce platforms is impacted by, among other things, the variety, quality and price of the health insurance plans we offer. Many health insurance carriers, including major national health insurance carriers, have exited the individual and family health insurance market in a large number of states where we have historically represented their insurance plans or determined to pay reduced or no commissions for the sale of their plans. We have determined not to sell health insurance products for which we do not receive commissions. As a result of these circumstances, the number of individual and family health insurance plans we offer to sell on our website has reduced significantly and there are many states and zip codes we do not offer any individual and family health insurance. This reduction in supply has adversely impacted, and may in the future adversely impact, demand for the individual and family health insurance we sell. If our ability to sell a variety of high-quality, affordable health insurance plans in the Medicare, individual and family, small business and ancillary product markets is impaired, or our health insurance plan offerings are limited or terminated as a result of consolidation in the health insurance industry, health care reform or otherwise, our sales or average commission rate per member may decrease and our business, operating results and financial condition could be harmed. In addition, the cost of health insurance has increased substantially in many states as a result of health care reform implementation, which has reduced demand for individual and family health insurance. To the extent these conditions persist or worsen, our business, operating results and financial condition would be harmed.

If we are not able to maintain and enhance our brand, our business and operating results will be harmed.

We believe that maintaining and enhancing our brand identity is critical to our relationships with existing members, marketing partners and health insurance carriers and to our ability to attract new members, marketing partners and health insurance carriers. The promotion of our brand in these and other ways may require us to make substantial investments and we anticipate that, as our market becomes increasingly competitive, these branding initiatives may become increasingly difficult and expensive. Our brand promotion activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses we incur and our operating results could be harmed. If we do not successfully maintain and enhance our brand, our business may not grow and we could lose our relationships with health insurance carriers, marketing partners and/or members, which would harm our business, operating results and financial condition.

In addition, we have historically received media attention in connection with our public relations efforts. While we cannot be certain of the impact of media coverage on our business, if it were to be reduced or if we were to receive negative publicity, the number of consumers visiting our platforms or customer call centers could decrease, and our cost of acquiring members could increase as a result of a reduction in the number of members coming from our direct member acquisition channel, both of which could harm our business, operating results and financial condition.

Our future operating results are likely to fluctuate and could fall short of expectations.

Our operating results are likely to fluctuate as a result of a variety of factors, including the factors described elsewhere in this Risk Factors section, many of which are outside of our control. Among these factors, the assumptions underlying our estimates of commission revenue as required by Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), may vary over time. As a result, comparing our operating results on a period-to-period basis may not be meaningful and you should not rely on our past results as an indication of our future performance, particularly in light of the fact that our business and industry are undergoing substantial change as a result of health care reform and initiatives we determined to pursue. If our revenue or operating results differ from our guidance or fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. In the past, when our revenue and operating results differed from our guidance and the expectations of investors or securities analysts, the price of our common stock was impacted.

System failures or capacity constraints could harm our business and operating results.

The performance, reliability and availability of our ecommerce platforms and underlying network infrastructures are critical to our financial results, our brand and our relationship with members, marketing partners and health insurance carriers. Although we regularly attempt to enhance our ecommerce platform and system infrastructure, system failures and interruptions may occur if we are unsuccessful in these efforts, if we are unable to accurately project the rate or timing of increases in our website traffic or for other reasons, some of which are completely outside our control. Although we have experienced only minor system failures and interruptions to date, we could experience significant failures and interruptions in the future, which would harm our business, operating results and financial condition. If these failures or interruptions occurred during the Medicare annual enrollment period or during the open enrollment period under health care reform, the negative impact on us would be particularly pronounced.

We rely in part upon third-party vendors, including data center and bandwidth providers, to operate our ecommerce platforms. We cannot predict whether additional network capacity will be available from these vendors as we need it, and our network or our suppliers’ networks might be unable to achieve or maintain a sufficiently high capacity of data transmission to allow us to process health insurance applications in a timely manner or effectively download data, especially if our website traffic increases. Any system failure that causes an interruption in or decreases the responsiveness of our services would impair our revenue-generating capabilities and harm our business and operating results and damage our reputation. In addition, any loss of data could result in loss of customers and subject us to potential liability. Our database and systems are vulnerable to damage or interruption from human error, fire, floods, power loss, telecommunications failures, physical or electronic break-ins, computer viruses, acts of terrorism, other attempts to harm our systems and similar events. In addition, our operations are vulnerable to earthquakes in the San Francisco Bay Area and elsewhere in Northern California.

Consumers may access our customer care centers for assistance in connection with submitting health insurance applications. We depend upon third parties, including telephone service providers and third party software providers, to operate our customer care centers. Any failure of the systems that we rely upon in the operation of our customer care centers could negatively impact sales as well as our relationship with consumers and members, which could harm our business, operating results and financial condition.

We depend upon Internet search engines to attract a significant portion of the consumers who visit our website, and if we are unable to effectively advertise on search engines on a cost-effective basis, our business and operating results would be harmed.

We derive a significant portion of our website traffic from consumers who search for health insurance through Internet search engines, such as Google, Bing and Yahoo!. A critical factor in attracting consumers to our website is whether we are prominently displayed in response to an Internet search relating to health insurance. Search engines typically provide two types of search results, algorithmic listings and paid advertisements. We rely on both to attract consumers to our websites.

Algorithmic search result listings are determined and displayed in accordance with a set of formulas or algorithms developed by the particular Internet search engine. The algorithms determine the order of the listing of results in response to the consumer’s Internet search. From time to time, search engines revise these algorithms. In some instances, these modifications have caused our website to be listed less prominently in algorithmic search results, which has resulted in decreased traffic to our website. We may also be listed less prominently as a result of new websites or changes to existing websites that result in these websites receiving higher algorithmic rankings with the search engine. For example, government health insurance exchange websites appear prominently in algorithmic search results. Our website may become listed less prominently in algorithmic search results for other reasons, such as search engine technical difficulties, search engine technical changes and changes we make to our website. In addition, search engines have deemed the practices of some companies to be inconsistent with search engine guidelines and decided not to list their website in search result listings at all. If we are listed less prominently in, or removed altogether from, search result listings for any reason, the traffic to our websites would decline and we may not be able to replace this traffic, which would harm our business, operating results and financial condition. If we decide to attempt to replace this traffic, we may be required to increase our marketing expenditures, which would also increase our cost of member acquisition and harm our business, operating results and financial condition.

We purchase paid advertisements on search engines in order to attract consumers to our website. We typically pay a search engine for prominent placement of our website when particular health insurance-related terms are searched for on the search engine, regardless of the algorithmic search result listings. The prominence of the placement of our advertisement is determined by a combination of factors, including the amount we are willing to pay and algorithms designed to determine the relevance of our paid advertisement to a particular search term. As with algorithmic search result listings, search engines may revise the algorithms relevant to paid advertisements and websites other than our ecommerce platform may become more optimized for the algorithms. These changes may result in our having to pay increased amounts to maintain our paid advertisement placement in response to a particular search term. We could also have to pay increased amounts should the market share of major search engines continue to become more concentrated with a single search engine. Additionally, we bid against our competitors and others for the display of these paid search engine advertisements. Many of our competitors, including many health insurance carriers and government-run health insurance exchanges, have greater resources with which to bid and better brand recognition than we do. We have experienced increased competition from health insurance carriers, government health insurance exchanges and some of our marketing partners for both algorithmic search result listings and for paid advertisements. The competition has increased the cost of paid internet search advertising and has increased our marketing and advertising expenses. The competition increases substantially during the enrollment periods for Medicare related health insurance and for individual and family health insurance. If paid search advertising costs increase or become cost prohibitive, whether as a results of competition, algorithm changes or otherwise our advertising expenses could rise significantly or we could reduce or discontinue our paid search advertisements, either of which would harm our business, operating results and financial condition.

We rely significantly on marketing partners and our business and operating results would be harmed if we are unable to maintain effective relationships with our existing marketing partners or if we do not establish successful relationships with new marketing partners.

In addition to marketing through Internet search engines, we frequently enter into contractual marketing relationships with other online and offline businesses that promote us. These marketing partners include financial and online service companies, affiliate programs and online advertisers and content providers. We also have relationships with marketing partners, including hospitals and pharmacy chains that promote our Medicare platforms to their customers. We compensate many of our marketing partners for their referrals on a submitted health insurance application basis and, if they are licensed to sell health insurance, may share a percentage of the commission we earn from the health insurance carrier for each member referred by the marketing partner.

Many factors influence the success of our relationship with our marketing partners, including:

•	the continued positive market presence, reputation and growth of the marketing partner;

•
the effectiveness of the marketing partner in marketing our website and services, including whether the marketing partner is successful in maintaining the prominence of its website in algorithmic search result listings and paid Internet advertisements;

•	the compliance of our marketing partners, and of the manner marketing partners refer consumers to our platforms, with applicable laws, regulations and guidelines;

•	the interest of the marketing partner’s customers in the health insurance plans that we offer on our ecommerce platform;

•	the contractual terms we negotiate with the marketing partner, including the marketing fees we agree to pay a marketing partner;

•	the percentage of the marketing partner’s customers that submit applications or purchase health insurance policies through our ecommerce platform;

•	the ability of a marketing partner to maintain efficient and uninterrupted operation of its website; and

•
our ability to work with the marketing partner to implement website changes, launch marketing campaigns and pursue other initiatives necessary to maintain positive consumer experiences and acceptable traffic volumes.

For instance, we partner with Internet lead aggregators who refer a significant number of consumers to our online platforms. Major search engines have in the past and may in the future determine not to list lead aggregator websites prominently in search result listings for various reasons, which would cause a significant reduction in the number of consumers referred to us through our marketing partner channel. While we have relationships with a large number of marketing partners, we depend upon referrals from a limited number of marketing partners for a significant portion of the submitted applications we receive from our marketing partner customer acquisition channel.

Given our reliance on our marketing partners, our business operating results and financial condition would be harmed if any of the following were to occur:

•	if we are unable to maintain successful relationships with our existing marketing partners, particularly marketing partners responsible for a significant number of our submitted applications;

•	if we fail to establish successful relationships with new marketing partners;

•	if we experience competition in our receipt of referrals from our high volume marketing partners; and

•	if we are required to pay increased amounts to our marketing partners.

To the extent that health care reform makes it less profitable or desirable for marketing partners to promote us to their customers, we may lose relationships with existing marketing partners or those marketing partners may refer fewer individuals to us. We may also have difficulty entering into relationships with new marketing partners. Competition for referrals from our marketing partners has increased particularly during the open enrollment periods for Medicare-related health insurance and individual and family health insurance. We may lose marketing partner referrals if our competitors pay marketing partners more than we do or be forced to pay increased fees to our marketing partners, which could harm our business, operating results and financial condition. If we lose marketing partner referrals during the Medicare or individual and family health insurance annual open enrollment periods, the adverse impact on our business would be particularly pronounced. In addition, the promulgation of laws, regulations or guidelines, or the interpretation of existing laws, regulations and guidelines, by state departments of insurance or by CMS, could cause our relationships with our marketing partners to be in non-compliance with those laws, regulations and guidelines. In addition, we have relationships with hospitals and pharmacy chains that utilize aspects of our platform and tools. Our relationships with these hospitals and pharmacy chains result in the referral of a significant number of individuals to us who are interested in purchasing Medicare-related health insurance plans. If CMS or state departments of insurance were to change existing laws, regulations or guidelines, or interpret existing laws, regulations or guidelines, to prohibit these arrangements, or if hospitals or pharmacy partners otherwise decided to no longer utilize aspects of our platform and tools, we could experience a significant decline in the number of Medicare-eligible individuals who are referred to our platforms and customer care centers, which would harm our business, operating results and financial condition.

If commission reports we receive from carriers are inaccurate or not sent to us in a timely manner, our business and operating results could be harmed and we may not recognize trends in our membership.

We rely on health insurance carriers to timely and accurately report the amount of commissions earned by us, and we calculate our commission rates per member, prepare our financial reports, projections and budgets and direct our marketing and other operating efforts based on the reports we receive from health insurance carriers. There have been instances where we have determined that policy cancellation data reported to us by a health insurance carrier has not been accurate. The extent to which health insurance carriers are inaccurate in their reporting of policy cancellations could cause us to change our cancellation estimates, which could adversely impact our revenues. We apply judgment and make estimates based on historical data and current trends to independently determine whether or not carriers are accurately reporting commissions due to us. Our revenue recognition policy changed in the first quarter of 2018 as a result of our adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as discussed in Note 1-Summary of Business and Significant Accounting Policies in the Notes to Condensed Consolidated Financial Statements of our Quarterly Report on Form 10-Q for the period ended September 30, 2018. Prospectively, to the extent that health insurance carriers understate or fail to accurately report the amount of commissions due to us in a timely manner or at all, our estimates of constrained lifetime value may be adversely impacted, which would harm our business, operating results and financial condition. In addition, any inaccuracies in the reports would adversely impact our commission revenue for future periods which is based on historical trends of factors including the trends in contracted commission rates and expected member churn.

We depend on health insurance carriers and others for data related to our membership. For instance, with respect to health insurance plans other than small business health insurance, health insurance carriers do not directly report member cancellations to us, resulting in the need for us to determine cancellations using payment data that carriers provide. We infer cancellations from this payment data by analyzing whether payments from members have ceased for a period of time, and we may not learn of a cancellation for several months. With respect to our small business membership, many groups notify the carrier directly with respect to increases or decreases in group size and policy cancellations. Our insurance carrier partners often do not communicate this information to us, and it often takes a significant amount of time for us to learn about small business group cancellations and changes in our membership within the group itself. We often are not made aware of policy cancellations until the time of the group’s annual renewal.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. We also reconcile information health insurance carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated our membership. As a result of open enrollment periods, we may not receive information from our carriers on as timely a basis due to the significant increase in health insurance transaction volume, which could impair the accuracy of our membership estimates. Additionally, health insurance carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. For these and other reasons, including if current trends in membership cancellation are inconsistent with past cancellation trends that we use to estimate our membership or if carriers subsequently report changes to the commission payments that they previously reported to us, our actual membership could be different from our estimates, perhaps materially. If our actual membership is different from our estimates, the lifetime value component of our revenue recognition could also be inaccurate, including as a result of an inaccurate estimate of the average amount of time our members maintain their health insurance plans.

Our business is subject to security risks and, if we are subject to cyber-attacks, security breaches or otherwise unable to safeguard the security and privacy of confidential data, including personal health information, our business will be harmed.

Our services involve the collection and storage of confidential and personally identifiable information of consumers and the transmission of this information to their chosen health insurance carriers and to government. For example, we collect names, addresses, Social Security and credit card numbers and protected health information such as information regarding the medical history of consumers. As a result, we are subject to various laws and regulations and contractual requirements regarding the collection, maintenance, protection, use, transmission, disclosure and disposal of sensitive personal information. We also hold a significant amount of information relating to our current and former employees. We cannot guarantee that our facilities and systems, and those of our third party service providers, will be free of security breaches, cyber-attacks, acts of vandalism, computer viruses, malware, misplaced or lost data, programming and/or human errors or other similar events. Compliance with privacy and security laws, requirements and regulations may result in cost increases due to new constraints on our business, the development of new processes, the effects of potential non-compliance by us or third party service providers, and enforcement actions. We may be required to expend significant amounts and other resources to protect against security breaches or to alleviate problems caused by security breaches. For instance, in January 2017, a purported class action lawsuit was filed against us in the Superior Court of the State of California alleging that we negligently failed to take necessary precautions required to protect from unauthorized disclosure of personally identifiable information contained on 2016 Form W-2s for current and former employees, and was settled during the third quarter of 2018. Despite our implementation of security measures, techniques used to obtain unauthorized access or to sabotage systems change frequently. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures. Additionally, our third party service providers may cause security breaches for which we are responsible.

Any compromise or perceived compromise of our security by us or by one of our vendors could damage our reputation, cause the termination of relationships with government-run health insurance exchanges and our members, marketing partners and health insurance carriers, reduce demand for our services and subject us to significant liability and expense as well as regulatory action and lawsuits, which would harm our business, operating results and financial condition. In addition, in the event that additional data security laws are implemented, or our health insurance carrier or other partners determine to impose requirements on us relating to data security, we may not be able to timely comply with such requirements or such requirements may not be compatible with our current processes. Changing our processes could be time consuming and expensive, and failure to timely implement required changes could result in our inability to sell health insurance plans in a particular jurisdiction or for a particular health insurance carrier or subject us to liability for non-compliance, any of which would damage our business, operating results and financial condition. For instance, health insurance carriers may require us to be compliant with Payment Card Industry, or PCI, security standards in order to accept credit card information from consumers or require us to comply with privacy and security standards to do business with us at all. PCI compliance and compliance with other privacy and security standards are regularly assessed, and we may not always be compliant with the standards. If we are not in compliance, we may not be able to accept credit card information from consumers or conduct health insurance business, and our relationship with health insurance carriers could be adversely impacted or terminated, which would harm our business, operating results and financial condition.

There are many risks associated with our operations in China.

A portion of our operations is conducted in China. Among other things, we use employees in China to maintain and update our ecommerce platform. This and other information is delivered to us through secured communications over the Internet. Our business would be harmed if this connection temporarily failed, and we were prevented from promptly updating our software or implementing other changes to our database and systems. From time-to-time we receive inquiries from health insurance carriers relating to our operations in China and the security measures we have implemented to protect data that our employees in China may be able to access.  As a part of these inquiries, we have implemented additional security measures relating to our operations in China.  We may be required to implement further security measures to continue aspects of our operations in China, which could be time consuming and expensive and harm our operating results and financial condition.  If we are required to move aspects of our operations from China to our offices in the United States as a result of inquiries from health insurance carriers or for other reasons, we could incur higher employment and real estate related costs and additional capital expenditures, and it could harm our business, operating results and financial condition. Our operations in China also expose us to different and unfamiliar laws, rules and regulations, including different intellectual property laws, which are not as protective of our intellectual property as the laws in the United States, and different labor and tax laws. United States and Chinese trade laws may also impose restrictions on the importation of programming or technology to or from the United States. Additionally, we have recently experienced greater competition for qualified personnel in China, which has raised market salaries and increased our compensation costs related to employees in China. In addition to the technology and content employees in China, we have employees that support our having operations in China and our business. If competition for personnel increases further, our compensation expenses could rise considerably or, if we determine to not increase compensation levels, our ability to attract and retain qualified personnel in China may be impaired, which could harm our business, operating results and financial condition. These risks could cause us to incur increased expenses and could harm our ability to effectively and successfully manage our operations in China, which in turn could cause our business, operating results and financial condition to suffer.

Our sponsorship and advertising business may not be successful.

We sell advertising space to health insurance carriers on our website through our sponsorship and advertising program. Our sponsorship and advertising program allows carriers to purchase advertising space in specific markets in a sponsorship area on our website. Health insurance carriers have generally determined not to spend on individual and family health insurance advertising through our sponsorship and advertising program as a result of the impact of health care reform on the profitability of their individual and family health insurance businesses. To the extent that economic conditions, health care reform or other factors impact the amount health insurance carriers are willing to pay for advertising on our ecommerce platform, our sponsorship and advertising program will be adversely impacted. Since much of our sponsorship revenue depends upon the number of applications we submit to health insurance carriers, a reduction in demand for the carrier’s product (such as outside open enrollment periods) would reduce our sponsorship revenue and our business, operating results and financial condition could be harmed. The success of our sponsorship and advertising program depends on a number of other factors, including the effectiveness of the sponsorship and advertising program as a cost-effective method for carriers to obtain additional members, consumer and health insurance carrier adoption of the Internet and our ecommerce platform as a medium for the purchase and sale of health insurance, our ability to attract consumers visiting our ecommerce platform and convert those consumers into members, the existence of a relationship between us and a diverse group of carriers that offer a number of health insurance plans in the markets in which we attempt to sell advertising, the cost, benefit and brand recognition of the health insurance plan that is the subject of the advertising, the impact the advertising has on the sale of the health insurance plan that is the subject of the advertising and the effectiveness of the carrier’s other means of advertising. In addition, while our practice of selling advertising is described on our ecommerce platform, it could cause consumers to perceive us as not objective, which could harm our brand and result in a decline in our health insurance sales. It also could adversely impact our relationship with health insurance carriers that do not purchase our advertising or otherwise result in accusations that we are favoring certain plans over others. As a result, our business, operating results and financial condition could be harmed.

We also develop, host and maintain carrier dedicated Medicare plan websites through our advertising program. Our success in doing so is dependent upon the same factors that could impact our sponsorship program. In addition, since we maintain relationships with a limited number of health insurance carriers to sell their Medicare plans, our Medicare plan-related advertising revenue is concentrated in a small number of health insurance carriers and our ability to generate Medicare plan-related advertising revenue would be harmed by the termination or non-renewal of any of these relationships as well as by a reduction in the amount a health insurance carrier is willing to pay for these services. Moreover, in light of the regulations applicable to the marketing and sale of Medicare plans, and given that these regulations are often unclear, change frequently and are subject to changing interpretations, we may in the future not be permitted to sell Medicare plan-related advertising.  If we are not successful in generating Medicare plan-related advertising revenue, our business operating results and financial condition could be harmed.

We may not be able to adequately protect our intellectual property, which could harm our business and operating results.

We believe that our intellectual property is an essential asset of our business and that our technology currently gives us a competitive advantage in the distribution of Medicare-related, individual and family and small business health insurance. We rely on a combination of copyright, trademark and trade secret laws as well as confidentiality procedures and contractual provisions to establish and protect our intellectual property rights in the United States. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and our trademarks may be held invalid or unenforceable. Moreover, the law relating to intellectual property is not as developed in China, and our intellectual property rights may not be as respected in China as they are in the United States. We may not be effective in policing unauthorized use of our intellectual property, trade secrets and other confidential information, and even if we do detect violations, litigation may be necessary to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive, could divert our management’s attention and may result in a court determining that our intellectual property or other rights are unenforceable. If we are not successful in cost-effectively protecting our intellectual property rights, trade secrets and confidential information, our business, operating results and financial condition could be harmed.

We may in the future be subject to intellectual property rights claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies in the future.

There are a large number of patents, copyrights, trademarks and trade secrets applicable to the internet and technology industries and entities frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. We have received, and may in the future receive, notices that claim we have misappropriated, infringed or misused other parties’ intellectual property rights, and, to the extent we gain greater visibility, we face a higher risk of being the subject of intellectual property infringement claims. There may be third-party intellectual property rights, including issued or pending patents that cover significant aspects of our technologies or business methods or that cover third-party technology that we use as a part of our websites. Any intellectual property claim against us, with or without merit, could be time consuming, expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for third-party intellectual property, which may not be available on reasonable terms or at all. Even if a license is available, we could be required to pay significant royalties, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit our services and may be unable to compete effectively. Any of these results would harm our business, operating results and financial condition.

Any legal liability, regulatory penalties, or negative publicity for the information on our website or that we otherwise provide could harm our business and operating results.

We provide information on our website, through our customer care centers and in other ways regarding health insurance in general and the health insurance plans we market and sell, including information relating to insurance premiums, coverage, benefits, provider networks, exclusions, limitations, availability, plan comparisons and insurance company ratings. A significant amount of both automated and manual effort is required to maintain the considerable amount of insurance plan information on our website. Separately, from time to time, we use the information provided on our website and otherwise collected by us to publish reports designed to educate consumers, facilitate public debate, and facilitate reform at the state and federal level. If the information we provide on our website, through our customer care centers or otherwise is not accurate or is construed as misleading, or if we do not properly assist individuals and businesses in purchasing health insurance, members, health insurance carriers and others could attempt to hold us liable for damages, our relationships with health insurance carriers could be terminated or impaired and regulators could attempt to subject us to penalties, revoke our licenses to transact health insurance business in a particular jurisdiction, and/or compromise the status of our licenses to transact health insurance business in other jurisdictions, which could result in our loss of our commission revenue. In the ordinary course of operating our business, we have received complaints that the information we provided was not accurate or was misleading. Although in the past we have resolved these complaints without significant financial cost or impact to our brand or reputation, we cannot guarantee that we will be able to do so in the future. Our recent focus in selling short-term health insurance that does not have the same benefits as major medical health insurance may increase our risks of receiving complaints regarding our marketing and business practice due to the potential for consumer confusion between short-term health insurance and major medical health insurance. In addition, these types of claims could be time-consuming and expensive to defend, could divert our management’s attention and other resources, and could cause a loss of confidence in our services. As a result, whether or not we are able to successfully resolve these claims, they could harm our business, operating results and financial condition.

In the ordinary course of our business, we have received and may continue to receive inquiries from state regulators relating to various matters. We also have become, and may in the future become, involved in litigation or claims in the ordinary course of our business, including with respect to employment-related claims such as workplace discrimination or harassment. We also have, and may in the future, face claims of violations of other local, state, and federal labor or employment laws, laws and regulations relating to marketing and laws and regulations relating to the sale of insurance. If we are found to have violated laws or regulations, we could lose our relationship with health insurance carriers and be subject to various fines and penalties, including revocation of our licenses to sell insurance which would cause us to lose our commission revenue, and our business, operating results and financial condition would be materially harmed. In addition, if regulators believe our websites or marketing material are not compliant with applicable laws or regulations, we could be forced to stop using our websites, marketing material or certain aspects of them until the issue is resolved, which would harm our business, operating results and financial condition.

Acquisitions could disrupt our business and harm our financial condition and operating results.

We recently acquired Wealth, Health and Life Advisors, LLC, more commonly known as GoMedigap, in January 2018 and in the future may decide to acquire other businesses, products and technologies. Our ability as an organization to successfully make and integrate acquisitions is unproven.  Acquisitions could require significant capital infusions and could involve many risks, including the following:

•
an acquisition may negatively impact our results of operations because it will require us to incur transaction expenses, and after the transaction, may require us to incur charges and substantial debt or liabilities, may require the amortization, write down or impairment of amounts related to deferred compensation, goodwill and other intangible assets, or may cause adverse tax consequences, substantial depreciation or deferred compensation charges;

•	an acquisition undertaken for strategic business purposes may negatively impact our results of operations;

•
we may encounter difficulties in assimilating and integrating the business, technologies, products, personnel or operations of companies that we acquire, particularly if key personnel of the acquired company decide not to work for us;

•	an acquisition may disrupt our ongoing business, divert resources, increase our expenses and distract our management;

•
we may be required to implement or improve internal controls, procedures and policies appropriate for a public company at a business that prior to the acquisition lacked these controls, procedures and policies;

•	the acquired businesses, products or technologies may not generate sufficient revenue to offset acquisition costs or to maintain our financial results;

•	we may have to issue equity securities to complete an acquisition, which would dilute our stockholders’ ownership and could adversely affect the market price of our common stock; and

•	acquisitions may involve the entry into geographic or business markets in which we have little or no prior experience.

We cannot assure you that we will be able to identify or consummate any future acquisition on favorable terms, or at all. If we do pursue an acquisition, it is possible that we may not realize the anticipated benefits from the acquisition or that the financial markets or investors will negatively view the acquisition. Even if we successfully complete an acquisition, it could harm our business, operating results and financial condition.

As part of our initiative to expand our presence in the Medicare supplement market, we acquired GoMedigap in January 2018. We may not be able to realize anticipated synergies and opportunities as a result of the acquisition, and the business may not perform as planned as a result of many of the risks and uncertainties that apply to the rest of our business. We may also encounter difficulties in integrating GoMedigap into our existing business. If anticipated synergies and opportunities are not realized, our business, operating results and financial condition would be harmed.

       Our debt obligations contain restrictions that impact our business and expose us to risks that could materially adversely affect our liquidity and financial condition.
In September 2018, we entered into a credit agreement with Royal Bank of Canada, as administrative agent and collateral agent. This credit agreement imposes certain covenants and restrictions on our business and our ability to obtain additional financing. As of December 31, 2018, we had $5.0 million outstanding principal amount under our revolving credit facility, which was repaid in full in January 2019.

Among other things, the credit agreement requires the lender’s consent, under certain circumstances, to:

•	merge or consolidate;

•	sell or transfer assets outside the ordinary course of business;

•	make certain types of investments and restricted payments;

•	incur additional indebtedness or guarantee indebtedness of others;

•	pay dividends on our capital stock;

•	enter into transactions with affiliates; and

•	grant liens on our assets, subject to certain exceptions.
Our credit agreement also contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the credit agreement contains a financial covenant requiring the Company to maintain a minimum level of excess availability at any time. The facility contains events of default, including, among others, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-defaults to other indebtedness, judgment defaults, collateral defaults, bankruptcy and insolvency defaults and a change of control default.

 If we experience a decline in cash flow due to any of the factors described in this “Risk Factors” section or otherwise, we could have difficulty paying interest and principal amounts due on our indebtedness and meeting the financial covenants set forth in our loan facility. If we are unable to generate sufficient cash flow or otherwise obtain the funds necessary to make required payments under the credit facility, or if we fail to comply with the requirements of our indebtedness, we could default under our credit facility. Any default that is not cured or waived could result in the acceleration of the obligations under the credit facility, an increase in the applicable interest rate under the credit facility, and would permit our lender to exercise rights and remedies with respect to all of the collateral that is securing the credit facility, which includes substantially all of our assets. Any such default could materially adversely affect our liquidity and financial condition.
Even if we comply with all of the applicable covenants, the restrictions on the conduct of our business could materially adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that may be beneficial to the business. Even if the credit facility were terminated, additional debt we could incur in the future may subject us to similar or additional covenants, which could place restrictions on the operation of our business.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

We have a complex business organization. Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently and is complicated by the expansion of our business operations and changing accounting requirements. Our management, including our chief executive officer and chief financial officer, does not expect that our internal control over financial reporting will prevent all errors or all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. We cannot assure that significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to timely meet our periodic reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding disclosure controls and the effectiveness of our internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to timely meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in our stock price and potential lawsuits against us.

Changes in our provision for income taxes or adverse outcomes resulting from examination of our income or other tax returns or changes in tax legislation could adversely affect our results.

Our provision for income taxes is subject to volatility and could be adversely affected by earnings differing materially from our projections, changes in the valuation of our deferred tax assets and liabilities, lapses in the research and development tax credit laws, tax effects of share-based compensation, outcomes as a result of tax examinations or by changes in tax laws, regulations, accounting principles, including accounting for uncertain tax positions, or interpretations thereof.

To the extent that our provision for income taxes is subject to volatility or adverse outcomes as a result of tax examinations, our operating results could be harmed. Significant judgment is required to determine the recognition and measurement attribute prescribed in U.S. generally accepted accounting principles, or GAAP, relating to accounting for income taxes. In addition, GAAP applies to all income tax positions, including the potential recovery of previously paid taxes, which if settled unfavorably could adversely impact our provision for income taxes. In addition, we are subject to examinations of our income tax returns by the Internal Revenue Service, or IRS, and other tax authorities. We assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. There may be exposure that the outcomes from these examinations will have an adverse effect on our operating results and financial condition.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017, or the Jobs Act, was signed into law resulting in significant changes to the Internal Revenue Code, including, but not limited to, reducing the federal corporate income tax rate from 35% to 21% effective for tax years beginning after December 31, 2017. While we are able to make reasonable estimates of the impact of the reduction in corporate rates and other changes, the final impact of the Jobs Act may differ from these estimates, as a result of, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the IRS and resulting actions we may take.

Regulation of the sale of health insurance is subject to change, and future regulations could harm our business and operating results.

The laws and regulations governing the offer, sale and purchase of health insurance are subject to change, and future changes may be adverse to our business. For example, a long standing provision in each state’s law that we believe is advantageous to our business is that once health insurance premiums are set by the carrier and approved by state regulators, they are fixed and not generally subject to negotiation or discounting by insurance companies or agents. Additionally, state regulations generally prohibit carriers, agents and brokers from providing financial incentives, such as rebates, to their members in connection with the sale of health insurance. As a result, we do not currently compete with carriers or other agents and brokers on the price of the health insurance plans offered on our website. If these regulations change, we could be forced to reduce prices or provide rebates or other incentives for the health insurance plans sold through our ecommerce platform, which would harm our business, operating results and financial condition.

States have adopted and will continue to adopt new laws and regulations in response to health care reform legislation.  It is difficult to predict how these new laws and regulations will impact our business, but in some cases such laws and regulations could amplify the adverse impacts of health care reform, or states may adopt new requirements that adversely impact our business, operating results and financial condition. For example, we believe that certain states have adopted or are contemplating rules and regulations that would either ban the sale of short-term health insurance, limit their duration and renewability, or apply certain aspects of the Affordable Care Act to short-term health insurance, such as the essential health benefits or requiring that short-term health insurance cover pre-existing conditions.  Rules and regulations such as these could adversely impact our sale of short-term health insurance for several reasons, including because carriers may exit the market of selling short-term health insurance due to regulatory concerns, determine it is not profitable to sell the plans or increase plan premiums to a degree that reduces consumer demand for them.  States may also require stronger disclosure and marketing rules governing the sale of short-term health insurance which may impact our conversion rates on the sale of short-term health insurance. Moreover, our sales outside of the health care reform open enrollment period could decline, because many individuals and families choose to purchase short-term health insurance outside of the open enrollment period given the unavailability of major medical individual and family health insurance to them.  Additionally, states and the federal government may adopt laws and regulations that further impact the types of health insurance coverage available to consumers, the product features and benefits, and the role and compensation of agents and brokers in the sale of health insurance. In the event that laws, regulations or rules are adopted that adversely impact our sale of health insurance, they could harm our business, operating results and financial condition.

We are also subject to additional insurance regulatory risks because we use the Internet as a distribution platform. In many cases, it is not clear how existing insurance laws and regulations apply to Internet-related health insurance advertisements and transactions. To the extent that new laws or regulations are adopted that conflict with the way we conduct our business, or to the extent that existing laws and regulations are interpreted adversely to us, our business, operating results and financial condition would be harmed.

If we fail to comply with the numerous state laws and regulations that are applicable to the sale of health insurance, our business and operating results could be harmed.

The sale of health insurance is heavily regulated by each state in the United States. For instance, in addition to the impact and changes in regulations resulting from health care reform, state regulators require us to maintain a valid license in each state in which we transact health insurance business and further require that we adhere to sales, documentation and administration practices specific to that state. We must maintain our health insurance licenses to continue selling plans and to continue to receive commissions from health insurance carriers. In addition, each employee who transacts health insurance business on our behalf must maintain a valid license in one or more states. Because we do business in all 50 states and the District of Columbia, compliance with health insurance-related laws, rules and regulations is difficult and imposes significant costs on our business. Each jurisdiction’s insurance department typically has the power, among other things, to:

•	grant and revoke licenses to transact insurance business;

•	conduct inquiries into the insurance-related activities and conduct of agents and agencies;

•	require and regulate disclosure in connection with the sale and solicitation of health insurance;

•	authorize how, by which personnel and under what circumstances insurance premiums can be quoted and published and an insurance policy sold;

•	approve which entities can be paid commissions from carriers and the circumstances under which they may be paid;

•	regulate the content of insurance-related advertisements, including web pages, and other marketing practices;

•	approve policy forms, require specific benefits and benefit levels and regulate premium rates;

•	impose fines and other penalties; and

•	impose continuing education requirements.

Due to the complexity, periodic modification and differing interpretations of insurance laws and regulations, we may not have always been, and we may not always be, in compliance with them. New insurance laws, regulations and guidelines also may not be compatible with the sale of health insurance over the Internet or with various aspects of our platform or manner of marketing or selling health insurance plans. Failure to comply with insurance laws, regulations and guidelines or other laws and regulations applicable to our business could result in significant liability, additional department of insurance licensing requirements, required modification of our advertising and business practices, the revocation of our licenses in a particular jurisdiction, termination of our relationship with health insurance carriers, loss of commissions and/or our inability to sell health insurance plans, which could significantly increase our operating expenses, result in the loss of carrier relationships and our commission revenue and otherwise harm our business, operating results and financial condition. Moreover, an adverse regulatory action in one jurisdiction could result in penalties and adversely affect our license status, business or reputation in other jurisdictions due to the requirement that adverse regulatory actions in one jurisdiction be reported to other jurisdictions. Even if the allegations in any regulatory or other action against us are proven false, any surrounding negative publicity could harm consumer, marketing partner or health insurance carrier confidence in us, which could significantly damage our brand. Changes in insurance laws, regulations and guidelines may also be incompatible with various aspects of our business and require that we make significant modifications to our existing technology or practices, which may be costly and time-consuming to implement and could also harm our business, operating results and financial condition.

We have received, and may in the future receive, inquiries from regulators regarding our marketing and business practices and compliance with laws and regulations. We typically respond to these inquiries by explaining how we believe we are in compliance with relevant regulations, or may modify our practices in connection with the inquiry. CMS and certain state regulators notified us in advance of and during the most recently completed Medicare annual enrollment period that certain marketing material that we were using relating to one of our websites was misleading and did not follow certain legal and regulatory requirements.  We are in the process of working through the matter with the relevant regulators.  Inquiries and proceedings initiated by regulators could adversely impact our health insurance licenses, require us to pay fines, modify marketing and business practices and otherwise harm our business, operating results or financial condition.

Government regulation of the Internet could adversely affect our business.

The laws governing general commerce on the Internet remain unsettled and it may take years to fully determine whether and how existing laws such as those governing intellectual property, privacy and taxation apply to the Internet. In addition, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business over the Internet. Any new laws or regulations or new interpretations of existing laws or regulations relating to the Internet could harm our business and we could be forced to incur substantial costs in order to comply with them, which would harm our business, operating results and financial condition.

Our business could be harmed if we are unable to contact our consumers or market the availability of our products through specific channels.

We use email and telephone, among other channels, to market our services to potential members and as the primary means of communicating with our existing members. The laws and regulations governing the use of emails and telephone calls for marketing purposes continue to evolve, and changes in technology, the marketplace or consumer preferences may lead to the adoption of additional laws or regulations or changes in interpretation of existing laws or regulations. If new laws or regulations are adopted, or existing laws and regulations are interpreted or enforced, to impose additional restrictions on our ability to send email or telephone messages to our members or potential members, we may not be able to communicate with them in a cost-effective manner. In addition to legal restrictions on the use of email, Internet service providers, e-mail service providers and others attempt to block the transmission of unsolicited email, commonly known as “spam.” Many Internet and e-mail service providers have relationships with organizations whose purpose it is to detect and notify the Internet and e-mail service providers of entities that the organization believes is sending unsolicited e-mail.  If an Internet or e-mail service provider identifies email from us as “spam” as a result of reports from these organizations or otherwise, we can be placed on a restricted list that will block our email to members or potential members.

We use telephones to communicate with customers and prospective customers and some of these communications may be subject to the Telephone Consumer Protection Act, or TCPA, and other telemarketing laws. The TCPA and other laws, including state laws, relating to telemarketing restrict our ability to market using the telephone in certain respects. For instance, the TCPA prohibits us from using an automatic telephone dialing system to make certain telephone calls to consumers without prior express consent. We have policies in place to comply with the TCPA and other telemarketing laws. However, despite our legal compliance, we have in the past and may in the future become subject to claims that we have violated the TCPA. The TCPA provides for statutory damages of $500 for each violation and $1,500 for each willful violation. In the event that we were found to have violated the TCPA, our business, operating results and financial condition could be harmed. In addition, telephone carriers may block or put consumer warnings on calls originating from call centers. Consumers increasingly screen their incoming emails and telephone calls, including by using screening tools and warnings, and therefore our members or potential members may not reliably receive our emails or telephone messages. If we are unable to communicate effectively by email or telephone with our members and potential members as a result of legislation, blockage, screening technologies or otherwise, our business, operating results and financial condition would be harmed.

Consumers depend upon third-party service providers to access our website, and our business and operating results could be harmed as a result of technical difficulties experienced by these service providers.

Consumers using our website depend upon Internet, online and other service providers for access to our website. Many of these service providers have experienced significant outages, delays and other difficulties in the past and could experience them in the future. Any significant interruption in access to our website or increase in our website’s response time as a result of these difficulties could damage our relationship with insurance carriers, marketing partners and existing and potential members and could harm our business, operating results and financial condition.

Risks Related to this Offering and the Ownership of Our Common Stock

Our actual operating results may differ significantly from our guidance.

From time to time, we have released, and may continue to release guidance in earnings conference calls, earnings releases, or otherwise, regarding our future performance that represents our management's estimates as of the date of release. This guidance, which includes forward-looking statements, has been and will be based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections. Accordingly, no such person expresses any opinion or any other form of assurance with respect to the projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. Among these factors, the assumptions underlying our estimates of commission revenue as required by Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), may vary over time. We may state possible outcomes as high and low ranges. Any range we provide is not intended to imply that actual results could not fall outside of the suggested ranges. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors and we may decide to suspend guidance at any time. We do not accept any responsibility for any projections or reports published by any such third parties.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Our actual results have, and may in the future, vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon our guidance in making an investment decision regarding our common stock.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section could result in the actual operating results being different from our guidance, and the differences may be adverse and material.
The price of our common stock has been and may continue to be volatile, and the value of your investment could decline.
The trading price of our common stock has been volatile and is likely to continue to fluctuate substantially. For the quarter ended December 31, 2018, the trading price of our common stock fluctuated from a low of $27.15 per share to a high of $40.71 per share. For the year ended December 31, 2018, the trading price of our common stock fluctuated from a low of $13.61 per share to a high of $40.71 per share. The trading price of our common stock depends on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the trading price of our common stock include the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the market prices and trading volumes of our competitors' shares, including high technology stocks, which have historically experienced high levels of volatility;

•
new laws or regulations or new interpretations of existing laws or regulations applicable to our business, including developments relating to the health care industry, particularly health care reform legislation and the implementation of health care reform;

•	actual or anticipated changes in our operating results or fluctuations in our operating results;

•	changes in operating performance and stock market valuations of other technology companies generally, and of our competitors;

•
failure of securities analysts to maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	sales of shares of our common stock by us or our stockholders;

•	announcements by us or our competitors of new products or services;

•	the public’s reaction to our press releases, other public announcements, and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	actual or anticipated developments in our business, our competitors' businesses, or the competitive landscape generally;

•	our ability to control costs, including our operating expenses;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	changes in accounting standards, policies, guidelines, interpretations, or principles;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.
The effect of such factors on the trading market for our stock may be enhanced by the lack of a large and established trading market for our stock. In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. Additionally, as a public company, we face the risk of shareholder lawsuits, particularly if we experience declines in the price of our common stock. In the past, following periods of volatility in the overall market and the market prices of a particular company's securities, securities class action lawsuits have often been instituted against affected companies. We have been, and may in the future be, subject to such legal actions.
Sales of substantial amounts of our common stock in this offering, other offerings or the public markets, or the perception that such sales might occur, could depress the market price of our common stock.
The market price for our common stock could decline as a result of the sale of substantial amounts of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
Based on shares outstanding at December 31, 2018, upon completion of this offering we will have approximately 21,836,989 shares of our common stock outstanding (or 22,196,989 shares if the underwriters' option to purchase additional shares in this offering is exercised in full). In addition, as of December 31, 2018, there were approximately 1,005,447 shares underlying options and 1,869,444 shares underlying restricted stock units. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our stock could decline. Under Rule 144, shares held by non-affiliates for more than six months may generally be sold without restriction, other than a current public information requirement, and may be sold freely without any restrictions after one year. Shares held by affiliates may also be sold under Rule 144, subject to applicable restrictions, including volume and manner of sale limitations.
As of December 31, 2018, 2,874,891 shares of our common stock were subject to outstanding options and restricted stock units. All of the shares of common stock issuable upon the exercise of stock options or vesting of restricted stock units, and the shares reserved for future issuance under our equity incentive plans are registered for public resale under the Securities Act. Accordingly, these shares will be able to be freely sold in the public market upon issuance subject to existing lock-up or market standoff agreements, applicable vesting requirements and the restrictions of Rule 144, in the case of our affiliates. In addition, 294,608 shares of our common stock will be issued in 2019 as part of the earnout payments in connection with our acquisition of all outstanding membership interests of Wealth, Health and Life Advisors, LLC, more commonly known as GoMedigap, and additional shares may be issued in January 2020 as earnout payments if certain milestones are achieved.
We and our executive officers and directors have agreed with the underwriters that, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, we and they will not directly or indirectly offer, pledge, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or in any manner transfer all or a portion of the economic consequences associated with the ownership of our common stock, or cause a registration statement covering any shares of our common stock to be filed except for the common stock offered in this offering, subject to certain customary exceptions, without the prior written consent of RBC Capital Markets, LLC and Credit Suisse Securities (USA), who may, in their sole discretion and at any time without notice, release all or any portion of the shares subject to those lock-up agreements. See “Underwriting.”

We may periodically offer one or more of the securities described in the accompanying prospectus and registration statement on Form S-3 filed on December 17, 2018 and amended on January 22, 2019, in amounts, prices and terms to be announced when and if such securities are offered. At the time any of the securities covered by the registration statement are offered for sale, a prospectus supplement will be prepared and filed with the SEC containing specific information about the terms of any such offering.
We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.
The net proceeds from the sale of the common stock offered in this offering may be used for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in complementary or strategic businesses, products, services or technologies. Our management team has in the past regularly reviewed acquisition and investment opportunities, and we expect to continue to do so in the future. However, we do not have any agreements or commitments for any acquisitions or investments at this time.
Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be invested with a view towards long-term benefits for our stockholders and this may not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.
Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.
The public offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, you will incur immediate dilution of $33.28 in the net tangible book value per share from the price you paid, at the public offering price of $48.50 per share. The exercise of outstanding stock options will result in further dilution.
You may experience future dilution as a result of future equity offerings.
To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our certificate of incorporation, bylaws, and Delaware law contain provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	creating a classified board of directors whose members serve staggered three-year terms;

•
authorizing undesignated preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend, and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	limiting the ability of our stockholders to call and bring business before special meetings;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings; and

•	providing our board of directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings.
These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.
As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock.
Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.
We do not expect to declare any dividends in the foreseeable future.
We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Additionally, the terms of our current debt instruments restrict our ability to pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and provisions of our debt instruments and organizational documents, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Use of Proceeds
We estimate that our net proceeds from the sale of the shares of common stock in this offering will be approximately $109.6 million, after deducting underwriting discounts and commissions and estimated offering expenses that we must pay, based on the offering price of $48.50 per share. If the underwriters' option to purchase additional shares in this offering is exercised in full, we estimate that our net proceeds in this offering will be approximately $126.2 million, after deducting underwriting discounts and commissions and estimated offering expenses that we must pay.
We expect to use the net proceeds from the sale of the common stock offered in this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds to acquire or invest in complementary or strategic businesses, products, services or technologies.  Our management team has in the past regularly reviewed acquisition and investment opportunities, and we expect to continue to do so in the future.  However, we do not have any agreements or commitments for any acquisitions or investments at this time.
We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion in the application of the net proceeds of this offering. Pending the application of the net proceeds, we expect to invest the net proceeds of this offering in investment-grade, interest-bearing securities.

Dividend Policy
We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Additionally, the terms of our current debt instruments restrict our ability to pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and provisions of our debt instruments and organizational documents, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Capitalization
The following table sets forth our consolidated cash and cash equivalents and capitalization at September 30, 2018 on:

•	an actual basis; and

•
an as adjusted basis giving effect to the sale and issuance by us of 2,400,000 shares of common stock in this offering at the public offering price of $48.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the section in this prospectus supplement titled “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus from our annual report on Form 10-K for the fiscal year ended December 31, 2017 and our Current Report on Form 8-K filed with the SEC on December 17, 2018 which supersedes certain portions of such Annual Report on Form 10-K, each as incorporated by reference herein.

	At September 30, 2018
	Actual	As Adjusted
	(In thousands, except share and per share amounts)
Cash and cash equivalents	$20,348	$129,948
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized, 19,344,358 shares issued and outstanding, actual; 100,000,000 shares authorized, 21,744,358 shares issued and outstanding, as adjusted	31	33
Additional paid-in capital	295,408	405,006
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	178,894	178,894
Accumulated other comprehensive income	129	129
Total stockholders’ equity	274,464	384,064
Total capitalization	$274,464	$384,064
The foregoing discussion and tables exclude:

•	949,240 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2018 with a weighted average exercise price of $17.21 per share;

•	1,750,130 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2018;

•	820,012 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of September 30, 2018;

•	any exercise of the underwriters' option to purchase 360,000 additional shares from us;

•	the payment of $10.0 million and the issuance by us of 294,608 shares of common stock in 2019 as part of the earnout payments agreed to in connection with our acquisition of GoMedigap; and

•	$5.0 million outstanding principal amount under our revolving credit facility as of December 31, 2018, which we repaid in full in January 2019.

Dilution
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of common stock after giving effect to this offering.
Our historical net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value at September 30, 2018 was $221.4 million, or $11.45 per share. After giving effect to the sale of 2,400,000 shares of common stock by us at the public offering price of $48.50 per share, and after deducting underwriting discount and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2018 would have been approximately $331.0 million, or $15.22 per share. This would represent an immediate increase in the net tangible book value of $3.77 per share to existing stockholders and an immediate dilution of $33.28 per share to investors in this offering.
The following table illustrates this dilution:

Public offering price per share		$48.50
Historical net tangible book value per share at September 30, 2018	$11.45
Increase in net tangible book value per share attributable to new investors in this offering	$3.77
As adjusted net tangible book value per share at September 30, 2018 after giving effect to this offering		$15.22
Dilution per share to new investors in this offering		$33.28
If the underwriters exercise their option to purchase 360,000 additional shares from us at the public offering price of $48.50, the as adjusted net tangible book value per share of our common stock at September 30, 2018 after giving effect to this offering would be $15.73 per share, and the dilution in as adjusted net tangible book value per share to new investors in this offering would be $32.77 per share.
The foregoing discussion and tables exclude:

•	949,240 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2018 with a weighted average exercise price of $17.21 per share;

•	1,750,130 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2018;

•	820,012 shares of common stock reserved for future issuance under our 2014 Plan as of September 30, 2018; and

•	the payment of $10.0 million and the issuance by us of 294,608 shares of common stock in 2019 as part of the earnout payments agreed to in connection with our acquisition of GoMedigap.
Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

Management
The following persons are our executive officers and directors, and hold the positions set forth opposite their respective names.
Directors and Executive Officers

Name	Age	Title
Scott N. Flanders	62	Chief Executive Officer and Director
David K. Francis	51	Chief Operating Officer
Derek Yung	45	Senior Vice President, Chief Financial Officer
Timothy C. Hannan	40	Chief Marketing Officer
Robert S. Hurley	59	President, Carrier and Business Development
Ian J. Kalin	37	Chief Technology Officer
Ellen O. Tauscher	67	Chairperson of the Board of Directors
Michael D. Goldberg	61	Director
Randall S. Livingston	65	Director
Jack L. Oliver, III	49	Director
Andrea C. Brimmer	53	Director
Scott N. Flanders, Chief Executive Officer and Director. Scott Flanders has served as our chief executive officer since May 2016 and as a member of our board of directors since February 2008. Prior to becoming our chief executive officer, Mr. Flanders served as the chief executive officer of Playboy Enterprises, Inc., a media and lifestyle company, from July 2009 to May 2016, and continues to serve as a member of its board of directors. Previously, Mr. Flanders served as the president and chief executive officer of Freedom Communications, Inc., a privately-owned media company, from January 2006 to June 2009, and as a member of its board of directors from 2001 to 2009. Freedom Communications, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 2009. From 1999 to July 2005, Mr. Flanders served as the chairman and chief executive officer of Columbia House Company, a direct marketer of music and video products, which was acquired by Bertelsmann AG in July 2005. Mr. Flanders holds a B.A. degree in economics from the University of Colorado and a J.D. from Indiana University. He is also a certified public accountant. Mr. Flanders brings to our board of directors substantial management and operational expertise as a result of his experience as our chief executive officer, his leadership of several large media companies and his background in law and accounting, all of which are relevant to our overall business.
David K. Francis, Chief Operating Officer. David Francis has served as our chief operating officer since January 2018. Mr. Francis previously served as our chief financial officer between July 2016 and June 2018 and as our chief operations officer from October 2016 to January 2018. Prior to joining us, Mr. Francis served as managing director, equity research at RBC Capital Markets from November 2013 to July 2016. From 2007 to October 2013, he served as managing partner of The JAAG Group/JAAG Research, healthcare and technology consulting and research firms founded by Mr. Francis. Previously, Mr. Francis was a managing director and co-head of Healthcare Equity Research at Jefferies & Co., a partner, equity research at JC Bradford & Co., a managing director, equity research at Volpe Brown Whelan, a managing director at Punk, Ziegel & Knoell and an investment banking analyst at Needham & Company. Mr. Francis holds a B.S. degree in economics with concentrations in finance and management from the Wharton School of the University of Pennsylvania.
Derek Yung, Senior Vice President, Chief Financial Officer. Derek Yung has served as our senior vice president, chief financial officer since June 2018. Mr. Yung previously served as chief financial officer of Hotwire, Inc., a travel services company owned by Expedia, Inc., from January 2016 to May 2018. From August 2015 to January 2016, he served as chief financial officer of Ticketfly, Inc., a live events ticketing company. Previously, Mr. Yung served as chief financial officer of Tria Beauty, Inc., a consumer skincare company, from January 2014 to March 2015 and as chief financial officer of Nextag, Inc., a comparison shopping and e-commerce services company, from January 2011 to January 2014. Mr. Yung holds a B.S. degree in computer science from Stanford University and an M.B.A from the Kellogg School of Management at Northwestern University.

Timothy C. Hannan. Chief Marketing Officer. Timothy Hannan has served as our chief marketing officer since June 2017. Prior to joining us, Mr. Hannan served as chief marketing officer of Ibotta, Inc., a mobile shopping application, from February 2016 to June 2017 and as chief marketing officer of Trip.com, an online travel website, from February 2015 to February 2016. From March 2010 to November 2014, Mr. Hannan held various senior management positions at Orbitz Worldwide, most recently as its vice president of eMarketing. Mr. Hannan also spent five years at Expedia, Inc. from 2006 to 2010, including serving as the director of accounts for Europe, the Middle East and Africa. Mr. Hannan holds a B.A. in quantitative economics and finance from Providence College and an MBA from London Business School.
Robert S. Hurley, President, Carrier and Business Development. Robert Hurley has served as our president, carrier and business development since January 2018. Previously, Mr. Hurley served as our president, Medicare products from October 2016 to January 2018 and executive vice president of sales and operations from November 2015 to October 2016. Prior to that, Mr. Hurley served as our senior vice president of sales and operations from March 2011 to November 2015, our senior vice president of carrier relations from May 2007 to March 2011 and our vice president of strategic initiatives from September 2003 to May 2007. From April 1999 to September 2003, Mr. Hurley was responsible for our customer care and enrollment functions. Prior to joining us, Mr. Hurley served as an associate vice president of sales and operations for the consumer business segment at Health Net, Inc., a managed healthcare company, and in various leadership roles at Foundation Health, a California health plan. Mr. Hurley holds a B.A. degree in law and society from the University of California, Santa Barbara.
Ian J. Kalin, Chief Technology Officer. Ian Kalin has served as our chief technology officer since March 2018. Mr. Kalin previously served as our chief data officer from February 2017 to March 2018. Prior to joining us, Mr. Kalin served as the chief data officer at the U.S. Department of Commerce from March 2015 to January 2017. At the Department of Commerce, Mr. Kalin oversaw the data strategy and operations for various government organizations such as the U.S. Census Bureau, the National Weather Service and the Patent and Trademark Office. Previously, Mr. Kalin served as the director of open data for Socrata, a government technology firm, from August 2013 to February 2015. Prior to that, Mr. Kalin briefly worked for Google.org from June 2013 to July 2013 where he supported a special project on civic data. Before Google, Mr. Kalin was the presidential innovation fellow at the U.S. Department of Energy from June 2012 to May 2013. Earlier in his career, Mr. Kalin worked in the clean-tech sector and the U.S. Navy as a counter terrorism officer and as a nuclear engineer. Mr. Kalin holds a B.S. in foreign service from Georgetown University and a masters in engineering management from Old Dominion University.
Ellen O. Tauscher, Director. Ellen Tauscher has served as a director since July 2012 and as chairperson of our board of directors since May 2016. Ms. Tauscher is a strategic advisor at Baker, Donelson, Bearman, Caldwell & Berkowitz, PC and has served in this role since August 2012. From February 2012 to August 2012, Ms. Tauscher served as Special Envoy for Strategic Stability and Missile Defense at the U.S. State Department. Ms. Tauscher was nominated in March 2009 by President Obama to serve as Under Secretary of State for Arms Control and International Security Affairs, which Ms. Tauscher served from June 2009 to February 2012. Prior to joining the State Department, Ms. Tauscher served from January 1997 to June 2009 as a member of the U.S. House of Representatives from California’s 10th Congressional District. While a member of Congress, Ms. Tauscher served on the House Armed Services Committee and House Transportation and Infrastructure Committee and as the Chairman of the Strategic Forces Subcommittee of the House Armed Services Committee. Prior to serving in Congress, Ms. Tauscher worked in investment banking and the financial services industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co. and Drexel Burnham Lambert and as an officer of the American Stock Exchange. Ms. Tauscher also serves as a member of the board of directors of Edison International. Ms. Tauscher previously served on the board of directors of Invacare Corporation from February 2012 to May 2015 and SeaWorld Entertainment from December 2014 to October 2017. Ms. Tauscher holds a B.S. degree in early childhood education from Seton Hall University. Ms. Tauscher brings to our board of directors her expertise in finance and strategy development and knowledge of government affairs acquired through her service at the State Department and in Congress as well as during her career in investment banking.
Michael D. Goldberg, Director. Michael Goldberg has served as a director since June 1999. Mr. Goldberg has served as the executive chairman of DNAnexus, Inc., a cloud-based genomic data company, and as an advisor at other private life science companies since May 2011. From January 2005 to May 2011, Mr. Goldberg was a partner at Mohr Davidow Ventures, a venture capital firm. From October 2000 to December 2004, Mr. Goldberg served as a managing director of Jasper Capital, a management and financial consultancy business. In 1995, Mr. Goldberg founded OnCare, Inc., an oncology practice management company, and served as its chairman until August 2001 and as its chief executive officer until March 1999. Mr. Goldberg previously served as founder, president and chief executive officer of Axion, Inc., a cancer-focused healthcare service company, from 1987 to 1995. Mr. Goldberg holds a B.A. in philosophy from Brandeis University and an M.B.A. from the Stanford Graduate

School of Business. Mr. Goldberg serves as the chairman of the board of directors of CareDx, Inc. Mr. Goldberg brings to our board of directors his broad background as a seasoned entrepreneur, senior executive and as a venture capital investor focusing on healthcare-related industries, all of which has provided him with deep understanding of the healthcare field and significant experience overseeing corporate strategy, evaluating operating strategy and evaluating business management teams.
Randall S. Livingston, Director. Randall Livingston has served as a director since December 2008. Mr. Livingston is the vice president for business affairs and chief financial officer of Stanford University and has served in these roles since 2001. From 1999 to 2001, Mr. Livingston served as executive vice president and chief financial officer of OpenTV Corp., a provider of interactive television software and services. Mr. Livingston received a B.S. in mechanical engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Livingston serves as a member of the board of directors of Pacific Biosciences, Inc. and previously served as a member of the board of directors of Genomic Health, Inc. from 2004 to 2016. Mr. Livingston brings to our board of directors substantial financial expertise that includes extensive knowledge of the financial and operational issues facing large companies acquired in the course of serving as the chief financial officer of a major university, as a finance executive for several Silicon Valley companies and working with a major international management consulting firm.
Jack L. Oliver, III, Director. Jack Oliver has served as a director since December 2005. Since March 2005, Mr. Oliver has been a senior advisor at the law firm Bryan Cave LLP. Mr. Oliver also has served as a senior advisor at Barclay’s PLC since March 2009. From August 2005 to 2008, Mr. Oliver served as a senior advisor at Lehman Brothers with a focus on Lehman Brothers’ global client relationship management and private management businesses. Prior to his work at Bryan Cave, Mr. Oliver served on various political campaigns, including those for the candidacies of Senator Jack Danforth, Senator Kit Bond, Senator John Ashcroft and Congressman Jim Talent. He is also a former deputy chairman of the Republican National Committee and was national finance director for President George Walker Bush’s presidential campaign. Mr. Oliver holds a B.A. degree in political science and communications from Vanderbilt University and a J.D. from the University of Missouri School of Law. Mr. Oliver brings to our board of directors his political acumen and experience with government policy-making and expertise in strategy development, acquired through his legal training and his extensive involvement with several successful senatorial, congressional and presidential campaigns, all of which inform his views with respect to the strategic direction of our company.
Andrea C. Brimmer, Director. Andrea Brimmer has served as a director since December 2018. Ms. Brimmer has served as enterprise chief marketing and public relations officer of Ally Financial Inc., a leading digital financial services company, since May 2015. Ms. Brimmer served as chief marketing officer of Ally Auto from 2010 to January 2015 and marketing executive from 2007 to 2010. From 1988 to 2007, Ms. Brimmer held various marketing, business development and public relations positions at an advertising agency, Campbell-Ewald Advertising, including as executive vice president and account director. Ms. Brimmer holds a B.A. in advertising from Michigan State University. Ms. Brimmer brings to our board of directors her expertise in marketing, public relations and business development acquired in the course of serving as the chief marketing officer of multiple financial services companies and as an executive at an advertising agency.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of our Common Stock
The following is a summary of the U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, and any changes may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under U.S. federal non-income tax laws, except to the limited extent set forth below. In addition, this discussion does not address the potential application of the alternative minimum tax or the Medicare contribution tax on net investment income or any tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or accounts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment);

•	persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement; or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.
In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Non-U.S. Holder Defined
For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•	an entity or arrangement treated as a partnership;

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust (x) whose administration is subject to the primary supervision of a court within the United States and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election under applicable Treasury regulations to be treated as a “United States person.”
Distributions
We have not made any distributions on our common stock and do not intend to make any distributions on our common stock for the foreseeable future. However, if we do make distributions of cash or property on our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.
Subject to the discussion below on effectively connected income, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us in a timely manner an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W--8 properly certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS in a timely manner. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then may be required to provide the required certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.
Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, generally are taxed at the same graduated rates applicable to U.S. persons. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.
Gain on Disposition of Our Common Stock
You generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•
the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•
you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•	shares of our common stock constitute a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.
We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interest with respect to you only if you actually or constructively hold more than 5% of our common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends on, or of proceeds from, the disposition of our common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.
Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the U.S. federal income tax liability of persons subject to backup withholding, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends and on the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to payments of dividends on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply to payments of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.
Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

Underwriting
Underwriting
RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC and Evercore Group L.L.C. are acting as joint book-running managers of the offering and RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
RBC Capital Markets, LLC	840,000
Credit Suisse Securities (USA) LLC	840,000
Evercore Group L.L.C.	480,000
Craig-Hallum Capital Group LLC	240,000
Total	2,400,000
The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.
Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $1.455 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.
Underwriting discounts and commissions
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by the Company
	No Exercise	Full Exercise
Per share	$2.425	$2.425
Total	$5,820,000	$6,693,000
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 360,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Lock-Ups
We, our officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain customary exceptions. RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
NASDAQ Global Market Listing
The shares are listed on the Nasdaq Global Market under the symbol “EHTH.”
Expenses and Reimbursements
We estimate that our total expenses of this offering will be $1.0 million, excluding underwriting discounts and commissions.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

◦	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

◦	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

◦
To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

◦
To close a covered short position, the underwriters must purchase shares in the open market or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, an affiliate of RBC Capital Markets, LLC is the administrative agent, issuer and collateral agent under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Outside the United States
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom
In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708 (11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Legal Matters
The validity of the shares of common stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Skadden, Arps, Slate, Meagher & Flom LLP is acting as counsel to the underwriters.

Experts
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and 2016 and for the three years in the period ended December 31, 2017 included in our Current Report on Form 8-K (filed on December 17, 2018 with the Securities and Exchange Commission), and the effectiveness of our internal control over financial reporting as of December 31, 2017 included in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the Statement of Assets Acquired and Liabilities Assumed and related notes of Wealth, Health and Life Advisors LLC (d/b/a GoMediGap) as of January 22, 2018 included in eHealth, Inc.’s Current Report on Form 8-K/A dated April 9, 2018 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Statement of Assets Acquired and Liabilities Assumed and related notes of Wealth, Health and Life Advisors LLC (d/b/a GoMediGap) as of January 22, 2018 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information
We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.ehealth.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the exhibits attached thereto, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.ehealth.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information By Reference
The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•
our Current Report on Form 8-K filed with the SEC on December 17, 2018. Such report supersedes Item 6, Item 7, Item 7A and Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 19, 2018;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 19, 2018;

•	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2018;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 (filed with the SEC on May 9, 2018), June 30, 2018 (filed with the SEC on August 7, 2018) and September 30, 2018 (filed with the SEC on November 6, 2018);

•	our Current Reports on Form 8-K filed with the SEC on April 2, 2018, April 9, 2018, April 30, 2018, June 4, 2018, June 14, 2018, September 19, 2018, November 30, 2018 and December 21, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 10, 2006 pursuant to Section 12(b) of the Exchange Act.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.
Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and accompanying prospectus.
Requests for such documents should be directed to:
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, California 95054
Attention: Investor Relations
You may also access the documents incorporated by reference in this prospectus supplement and accompanying prospectus through our www.ehealth.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement and accompanying prospectus or the registration statement of which they forms a part.

PROSPECTUS

$150,000,000
eHealth, Inc.
By this prospectus, eHealth may offer, from time to time:

•	Common stock

•	Preferred stock

•	Depositary shares

•	Warrants

•	Debt securities

•	Subscription Rights

•	Units

All of the securities listed above may be sold separately or as units with other securities.
We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, either individually or as units comprising one or more of the other classes of securities, up to an aggregate amount of $150,000,000.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”
Our common stock is listed on The NASDAQ Global Market under the symbol “EHTH.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Summary
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “eHealth,” “the Company,” “we,” “us” and “our” in this prospectus refer to eHealth, Inc., and its subsidiaries.
eHealth, Inc.
Overview
We are a leading private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side-by-side and purchase and enroll in coverage online through our websites (www.eHealth.com, www.eHealthInsurance.com, www.eHealthMedicare.com, www.Medicare.com, www.PlanPrescriber.com and www.GoMedigap.com) or telephonically through our customer care centers. We market thousands of Medicare, individual and family, small business and ancillary health insurance plans from the nation's leading health insurance carriers and provide consumers with powerful decision support tools, an intuitive shopping experience, a large library of proprietary content and real time customer care support to help with their plan selection and enrollment. Our ecommerce platform can be accessed directly through our websites as well as through our network of marketing partners. We are licensed to sell health insurance in all 50 states and the District of Columbia. Our ecommerce technology also enables us to deliver consumers’ health insurance applications electronically to health insurance carriers. As a result, we simplify and streamline the complex and traditionally paper-intensive health insurance sales and purchasing process.
On January 22, 2018, we completed our acquisition of Wealth, Health and Life Advisors, LLC, more commonly known as GoMedigap, a technology-enabled provider of Medicare Supplement enrollment services. GoMedigap has built a leading consumer acquisition and engagement platform focused on meeting the Medicare Supplement insurance needs of its individual customers with a technology-enabled, consumer-centric approach that aligns with our mission and operations. This strategic acquisition significantly enhances our growing presence in the Medicare Supplement market, puts us in a stronger position with carriers and strategic partners and allows us to accelerate our projected Medicare plan enrollment growth in 2018 and beyond.
We have invested heavily in technology and content related to our ecommerce platforms. We have also invested significant time and resources in obtaining licenses to sell health insurance in all 50 states and the District of Columbia, developing member acquisition programs, obtaining necessary regulatory approvals of our websites and establishing relationships and appointments with leading health insurance carriers, enabling us to offer thousands of health insurance plans online. Our ecommerce platforms can be accessed directly through our websites as well as through our network of marketing partners.
Corporate Information
We were incorporated in the State of Delaware in November 1997. Our principal executive offices are located at 2625 Augustine Drive, Second Floor, Santa Clara, California 95054, and our telephone number is (650) 584-2700. Our website is www.ehealth.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
eHealth and eHealthInsurance are registered trademarks of eHealth in the United States. This prospectus also includes other registered and unregistered trademarks of eHealth and other persons.
The Securities We May Offer
We may offer up to $150,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities, subscription rights and units in one or more offerings and in any combination.

Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation (“certificate of incorporation”) does not provide for cumulative voting rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock and Depositary Shares
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.
We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.
Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, depositary shares or depositary receipts nor are any shares of our preferred stock, depositary shares or depositary receipts presently outstanding.
Warrants
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of debt securities. We may issue debt securities that are convertible into shares of our common stock.
The debt securities will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture. We have summarized the general features of the debt securities we may issue. The indenture has been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of these documents are provided in the section titled “Where You Can Find More Information.”
Subscription Rights
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units
We may issue units comprising one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” in our most recent Annual Report on Form 10-K and “Part II-Item 1A-Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Our forward-looking statements include, but are not limited to, statements about:

•	our expectations relating to submitted and approved applications, membership and lifetime value of commissions;

•	our expectations relating to revenue, sources of revenue, cost of revenue, the collectability of our accounts receivable, operating expenses and profitability;

•	our expectations regarding our strategy and investments including our acquisition of GoMedigap, and impact to our operating results;

•	growth opportunities for our business;

•	our expectations regarding the impact of future and existing healthcare laws and regulations on our business;

•	our ability to enroll and plans relating to the enrollment of individuals and families into qualified health plans through government health insurance exchanges;

•	our expectations regarding commission rates, payment rates, conversion rates, membership retention rates and membership acquisition costs;

•	our expectations regarding the supply and demand of individual and family health insurance, including short-term health insurance;

•	our expectations relating to the seasonality of our business;

•	our expectations relating to marketing and advertising expense and expected contributions from our marketing partner channel;

•	the timing of our receipt of commission payments;

•	our critical accounting policies and related estimates;

•	our belief that cash generated from operations and our current cash and cash equivalents will be sufficient to fund operations for the next twelve months; future capital requirements;

•	expected competition from government-run health insurance exchanges and other sources;

•	political, legislative, regulatory and legal challenges;

•	the merits or potential impact of any lawsuits filed against us; and

•	other statements regarding our future operations, financial condition, prospects and business strategies.
These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including but not limited to: the impact of future and existing healthcare laws and regulations; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; the success of our sale of short-term health insurance and benefit packages; our ability to comply with Centers for Medicare & Medicaid Services guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership and lifetime value of commissions; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; our ability to successfully make and integrate acquisitions; dependence on our operations in China; changes in laws and regulations, including in connection with future and existing healthcare laws and regulations and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks and our ability to safeguard sensitive data; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.
The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “goal,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not unduly rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. However, we do not have agreements or commitments for any specific acquisitions at this time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations, the anticipated growth of our business and any unforeseen cash needs. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Additionally, the terms of our current debt instruments restrict our ability to pay cash dividends on our common stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and provisions of our debt instruments and organizational documents, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the most important terms of our capital stock as set forth in our certificate of incorporation and amended and restated bylaws (“bylaws”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws. For a complete description of our capital stock, you should refer to our certificate of incorporation and bylaws that are filed as exhibits to the registration statement relating to our initial public offering, and to the applicable provisions of Delaware law.
Our authorized capital stock consists of 100 million shares of common stock, $0.001 par value per share, and 10 million shares of undesignated preferred stock, $0.001 par value per share. As of September 30, 2018, we had outstanding 19,344,358 shares of common stock held of record by 31 stockholders, and no outstanding shares of preferred stock. In addition, as of September 30, 2018, we had outstanding equity grants to acquire approximately 2.7 million shares of common stock and 0.8 million additional shares of common stock available for issuance under our 2014 Equity Incentive Plan.
Common Stock
On all matters submitted to our stockholders for vote, our common stockholders are entitled to one vote per share, voting together as a single class, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may apply to any shares of preferred stock outstanding, the holders of common stock are entitled to share equally in any dividends that our board of directors may determine to issue from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series. Our board of directors is able to determine, with respect to any series of preferred stock, the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•
the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for your common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
The provisions of Delaware law, our certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) voting stock owned by persons who are directors and also officers, and (2) voting stock owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.
Certificate of Incorporation and Bylaw Provisions
Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•
Board of directors vacancies. Our certificate of incorporation and our bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•
Election and Removal of Directors. Our certificate of incorporation and our bylaws provide that our board is classified into three classes of directors. Our certificate of incorporation does not provide for cumulative voting. In addition, directors may be removed from office by our stockholders only for cause. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of directors.

•
Stockholder action; special meeting of stockholders. Our certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock is not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our certificate of incorporation and our bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairperson of the Board of Directors, our Chief Executive Officer or our President (in the absence of a Chief Executive Officer), thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•
Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•
Amendment of charter provisions. Any amendment of the above provisions in our certificate of incorporation would require approval by a majority of our board of directors and the holders of at least 66 2/3% of our then outstanding voting securities.

•
Issuance of undesignated preferred stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 10 million shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

The provisions of Delaware law and our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Market Listing
Our common stock is listed on The NASDAQ Global Market under the symbol “EHTH.”

DESCRIPTION OF THE DEPOSITARY SHARES
General
At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock. The prospectus supplement relating to a particular issue of depositary shares will include, if applicable, a discussion of material U.S. federal income tax considerations.
Dividends
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.
Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.
Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.
Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.
The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants. These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable warrants because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant warrants, which will be filed with the SEC promptly after the offering of warrants and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF THE DEBT SECURITIES
This prospectus describes certain general terms and provisions of the debt securities we may issue. The debt securities we may issue will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement (the “trustee”) in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus, including, without limitation, whether the debt securities will be senior or subordinated debt securities. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. We have summarized certain terms and provisions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture and officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In this description of the debt securities, the words “we,” “us,” or “our” refer only to eHealth, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
We are not limited as to the amount of debt securities we may issue under the indenture. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated and if such debt securities are subordinated, the subordination provisions applicable to such series of debt securities;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•
the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any redemption provisions at our option and any applicable redemption prices associated with these provisions;

•
any obligation by us to redeem or repurchase any debt securities pursuant to any sinking fund or similar provision or any redemption or repurchase at the option of the holder and any applicable redemption or repurchase terms and conditions and prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•
if the principal, premium or interest on debt securities is payable at our option or the holder thereof in one or more currencies or currency units other than those in which debt securities are payable, the currency or currency units in which the principal, premium or interest on the debt securities as to which such election is made shall be payable on the terms and conditions associated with these provisions;

•
the percentage of the principal amount at which the debt securities may be issued, and if other than the entire amount, the portion of the principal amount that will be payable upon acceleration of maturity;

•
if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•
if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions, including the terms and conditions associated with these provisions;

•
whether the debt securities will be issuable in the form of a global security, the depositary for any such global security, the form of legends for any global security and the terms for exchanging any such global security into a definitive registered debt security;

•	the deletion, addition or change in any event of default, and any change in the right of the trustee or the requisite percentage of holders to declare the principal amount due and payable;

•	any deletion, addition or change in the events of default or covenants or other provisions applicable to the series of debt securities, or any that are not applicable to the series of debt securities;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions relating to guaranties for the debt securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any provision with respect to any special interest premium or other premium;

•	any special tax provisions that apply to the debt securities;

•	with respect to the debt securities that do not bear interest, the dates for any required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.
Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.
We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.
Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will initially be designated as our paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.
No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly-leveraged transaction, whether or not such transaction results in a change in control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, Merger and Sale of Assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than to one or more subsidiaries of eHealth, Inc.), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.
Events of Default
Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indenture:

(1)	we fail to pay principal of or any premium or the redemption price on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.
Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, to be due and payable immediately.
Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, will automatically become immediately due and payable. Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 360 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (1) 0.25% of the principal amount of such series of debt securities for the first 180 days after the occurrence of such event of default and (2) 0.50% of the principal amount of such series of debt securities from the 181st day to, and including, the 360th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 361st day after such event of default (if such violation is not cured or waived prior to such 361st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, the trustee and we may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indenture for the benefit of holders without their consent, for certain purposes including, but not limited to:

•
to evidence the succession of another person to eHealth, or successive successions, and the assumption by any such successor of the covenants of eHealth in the indenture in compliance with the indenture;

•	adding covenants for the benefit of holders of the debt securities of a series or surrendering any right or power conferred upon eHealth;

•	adding events of default for the benefit of holders of all or any series of debt securities;

•
making certain changes to facilitate the issuance of the debt securities in registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

•
to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (1) shall neither (a) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such security with respect to such provision or (2) shall become effective only when there is no such debt security outstanding;

•	securing the debt securities of a series, including provisions regarding the circumstances under which collateral may be released and substituted;

•	providing for guaranties of, or adding additional obligors on, the debt securities of a series;

•	to establish the form or term of debt securities as permitted by the indenture;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguity, defect or inconsistency;

•
supplementing any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the debt securities of a series, provided that such action shall not adversely affect the interest of the holders of such series of debt securities in any material respect;

•
make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

•	comply with requirements of the SEC in order to effect or maintain the qualifications of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•
reduce the principal, premium, if any, or interest on any debt security or any premium payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount debt security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment after the stated maturity (or in the case of redemption, on or after the redemption date);

•
modify any of the provisions relating to the percentage in principal amount outstanding of debt securities of a series which must consent to an amendment, supplement or waiver or consent to take any action, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of such series affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder of the debt securities of a series with respect to changes in the references to “the Trustee” and concomitant changes relating to such percentage in principal amount outstanding of debt securities of a series which must constent to any such amendment, supplement or waiver or consent to take action, or the deletion of this proviso, in accordance with the requirements of providing for a successor trustee or additional trustees; or

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders.
Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
The indenture contains a provision that permits us to elect either or both of the following:

•
we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•
we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.
With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•
direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
The indenture and the debt securities of each series will be governed by, and construed under, the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Stockholders
No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indenture or any supplemental indentures. The indenture provides that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indenture and the issuance of the debt securities of such series.
Regarding the Trustee
The indenture limits the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by eHealth in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units comprising one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.
The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees, and other items constituting underwriters’ or agents’ compensation;

•	any initial price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) in the manner described below under “-At-the-Market Offerings.”
We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from us. We will provide information regarding any such option to purchase additional shares of common stock from us in the applicable prospectus supplement. The underwriters may change from time to time any initial price to the public and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
At-the-Market Offerings
To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These transactions may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and 2016 and for the three years in the period ended December 31, 2017 included in our Current Report on Form 8-K (filed on December 17, 2018 with the Securities and Exchange Commission), and the effectiveness of our internal control over financial reporting as of December 31, 2017 included in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Ernst & Young LLP, independent auditors, has audited the Statement of Assets Acquired and Liabilities Assumed and related notes of Wealth, Health and Life Advisors LLC (d/b/a GoMediGap) as of January 22, 2018 included in eHealth, Inc.’s Current Report on Form 8-K/A dated April 9, 2018 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Statement of Assets Acquired and Liabilities Assumed and related notes of Wealth, Health and Life Advisors LLC (d/b/a GoMediGap) as of January 22, 2018 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.ehealth.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•
our Current Report on Form 8-K filed with the SEC on December 17, 2018. Such report supersedes Item 6, Item 7, Item 7A and Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 19, 2018;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 19, 2018;

•	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2018;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 (filed with the SEC on May 9, 2018), June 30, 2018 (filed with the SEC on August 7, 2018) and September 30, 2018 (filed with the SEC on November 6, 2018);

•	our Current Reports on Form 8-K filed with the SEC on April 2, 2018, April 9, 2018, April 30, 2018, June 4, 2018, June 14, 2018, September 19, 2018, November 30, 2018 and December 21, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on October 10, 2006 pursuant to Section 12(b) of the Exchange Act.
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
Requests for such documents should be directed to:
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
Attention: Investor Relations
You may also access the documents incorporated by reference in this prospectus through our website at www.ehealth.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

2,400,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

RBC CAPITAL MARKETS	CREDIT SUISSE	EVERCORE ISI

Co-Manager CRAIG-HALLUM CAPITAL GROUP

January 23, 2019